                                                                EXHIBIT (17)(u)



Dear Shareholder:

We are pleased to present the Seventh Annual Report of the Compass Funds. The year was both challenging and exciting as we continued to enhance the Compass Fund Family for you, our shareholders. The Balanced Fund, which commenced operations during the year, has grown rapidly and recently achieved the necessary asset level to be reported in major newspapers throughout the country.

This has been a difficult period for both the stock and bond markets due to a number of events such as rising interest rates in the United States, the earthquake tragedy in Kobe, Japan, the peso devaluation in Mexico and finally the bankruptcy of the Barings Bank in England. We are proud to report that 11 of 15 Compass Funds which have been in operation for the full year have outperformed the median mutual fund in their respective categories for the year ended February 28, 1995 as reported by Lipper Analytical Services. In addition, four Compass Funds performed in the top quartile.

Our new transfer agent (State Street Bank and Trust Company) was introduced during the year, enabling the funds to implement the latest technology for shareholder services and client statements.

ECONOMIC COMMENT

Domestically, economic growth continued to accelerate during the past 12 months as the Gross Domestic Product advanced by a robust 4%. This growth was accomplished during a period when inflation continued to show no signs of accelerating, as the Consumer Price Index increased by a modest 2.7%. The Federal Reserve's interest rate hikes beginning last February no doubt helped to contain inflationary pressures, while allowing the economy to expand above trendline growth.

Recent economic statistics indicate a slowing trend. In December, retail sales showed a surprising decline of .1%; housing starts, a key component to economic activity, reported a decline of 9.8% during the month of January. The unemployment rate rose to a higher than expected 5.7% of the workforce, and inventory buildup is becoming increasingly evident in the auto and retail industries. We do expect GDP growth to average 3% or less during 1995, with most of the gains coming during the first half of the year as higher interest rates finally take hold and slow economic activity.

Another major factor that potentially could cause the U.S. economy to moderate is Mexico. Ten percent of U.S. exports flow to Mexico. The recent liquidity crisis causing the Mexican Government to devalue the peso will make it virtually impossible to have a normal trading relationship with this important partner. With 700,000 U.S. jobs tied to the Mexican economy, the Clinton administration had no alternative but to proceed with emergency stop gap funding to alleviate the immediate liquidity problem.

The recent weakness of the U.S. dollar versus the Japanese yen and German mark should, to some extent, improve our ability to export goods and services to our European and Asian trading partners. This dollar weakness has caused some concern that inflation may accelerate later in the year.

The recovery experienced in the United States had a positive influence on international economic activity. In Europe, economic growth averaged about 2.5%, while consumer inflation rose between 1.7% in France, to a high of 4.2% in Spain. The Japanese economy continued to languish with growth of less than 1%, coupled with very low inflationary pressures. Interest rates worldwide trended higher than the low levels experienced in the prior year.

EQUITY MARKET REVIEW

The stock market advanced during the past 12 months overcoming escalating interest rates. For the year ending February 28, 1995, the Standard & Poor's 500 Stock Index rose 7.36%. An important milestone was reached as the Dow Jones Industrial Average closed at 4,011.05 on the Fund's fiscal year end.

There were two noteworthy economic sectors in which the stocks showed significant outperformance. Consumer staple stocks, such as foods, beverages and tobacco, advanced by more than 20%, and technology issues, particularly semi-conductor and computer software companies, gained more than 18%. Both areas showed improved fundamentals and accelerating earnings, rewarding shareholders accordingly. Areas that underperformed the market included transportation, with a decline of approximately 9%, and consumer cyclicals, which consolidated on average by 5%.

There was little difference between equity investment styles and return during the past 12 months, with both growth and value managers showing similar results. Small company stocks, as measured by the Nasdaq Composite Index, underperformed such broad market averages as the Standard & Poor's 500 Stock Index during this period.

The International Equity markets, as measured by the Morgan Stanley Europe, Australian and Far East Index (EAFE), lagged with a decline of 4.2%, in dollar terms, during the past 12 months. The primary determinant to negative performance was Japan, which makes up approximately 45% of the EAFE Index. The Japanese market, as measured by the NIKKEI Index, declined by 10.25%. The Compass International Equity Fund continued to be underweighted in the Japanese market. Along with improving economies in Europe and strengthening currencies against the U.S. dollar, the European equity markets were firmer. The German market advanced in U.S. dollar terms by 17%, the Netherlands appreciated by more than 14% and the Belgium market was up nearly 8%.

BOND MARKET REVIEW

The bond market withstood six Federal Reserve Board tightenings, strong economic growth throughout the year ended February 28, 1995, and chaos caused by derivative investments during a period of rising interest rates. There was little to choose from the standpoint of investment return this year, as the Lehman Brothers Government/Corporate Bond Index provided a total return of only 1.34% and the Lehman Brothers 10-Year General Obligation Index was up a modest 1.71%. Globally, the interest rate environment was aligned with the United States as the Salomon Brothers World Government Bond Index returned .98%.

During January and February, the bond markets, both domestically and internationally, have rallied as there is some evidence of a slowing economy in the United States. With expectations of continued modest inflation and slower economic growth, bond market performance should improve over last year's results.

We value you as a shareholder and a client, appreciating your continued interest in the Compass Funds. We encourage you to review the Portfolio Managers' comments regarding each of the bond and stock funds during the past year. The Funds remain committed to a sound investment approach, which emphasizes quality in conjunction with prudent policies. We welcome your questions and comments, which may be directed to your Financial Service Representative or Investor Services at 1-800-451-8371.

Sincerely yours,



Alfred J. DiMatties                                  Joseph K. Leinbach
Director                                             Director
Trust Investments                                    Mutual Fund Administration
Midlantic Bank, N.A.                                 Midlantic Bank, N.A.

TABLE OF CONTENTS

MANAGER'S DISCUSSION OF FUND PERFORMANCE...........................     4
STATEMENTS OF NET ASSETS/SCHEDULE OF INVESTMENTS...................    15
STATEMENTS OF ASSETS AND LIABILITIES...............................    55
STATEMENTS OF OPERATIONS...........................................    58
STATEMENTS OF CHANGES IN NET ASSETS................................    60
FINANCIAL HIGHLIGHTS...............................................    65
NOTES TO FINANCIAL STATEMENTS......................................    68
REPORT OF INDEPENDENT AUDITOR'S OPINION............................    75
NOTICE TO SHAREHOLDERS.............................................    76

                               EQUITY INCOME FUND

The Equity Income Fund seeks current income and capital appreciation by investing primarily in common stocks. On average, stocks selected for the fund have higher than average dividend yields and lower than average price-to-earnings and price-to-book ratios. The yield of the fund's stocks is currently 3.3% versus 2.8% for the average stock in the S&P 500 Index. The stocks in the fund currently sell for approximately 10 times our 1995 earning projections versus a multiple of about 14 times earnings for the S&P 500 Index.

The fund returned 3.87% for the 12 months ended February 28, 1995 versus 7.36% for the S&P 500 Index. The primary factors that influenced the fund's performance were expenses, which the Index does not incur, and the underperformance of higher-yielding and cyclically-sensitive industry sectors that the fund emphasizes in meeting its investment objectives. Despite underperformance versus the broad market as represented by the S&P 500 Index, the fund outperformed the average of other equity income funds as represented by the Lipper Equity Income Fund Average, which returned 2.01%.

During the fiscal year, performance was held back by underweighted positions versus the Index in the strong-performing healthcare and technology sectors, which are lower-yielding sectors. Performance was aided by a considerable overweighting in the finance sector and strong stock selection in that group. For 1995, we expect that corporate profits will grow at a level that is below 1994's pace but still quite good. The growth in corporate profits continues to generate substantially increased levels of capital investment and stock repurchases. Investment-driven productivity gains should also continue. The strength of foreign economies will more than make up for slower economic growth at home. Given this outlook, the fund continues to focus on sectors with the greatest sensitivity to a global expansion, in particular, cyclical commodities such as aluminum and paper. The fund also has significant commitments in energy and finance, which we believe offer compelling valuations and good growth prospects.

                           ANNUALIZED TOTAL RETURN(1)

                                                                SINCE
                                   ONE YEAR     FIVE YEAR     INCEPTION
        WITH SALES CHARGE            -0.06%       11.27%        10.20%
        WITHOUT SALES CHARGE          3.87%       12.13%        10.94%
        S&P 500 INDEX                 7.35%       11.35%        10.94%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


                             [S&P 500 Index Graph]


(1) For the period ended February 28, 1995. The S&P 500 Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                                  GROWTH FUND

The Growth Fund seeks capital appreciation by investing primarily in common stocks. Income is a secondary consideration. Emphasis is placed on companies that have demonstrated consistent historical earnings growth. The fund returned 2.75% for the 12 months ended February 28, 1995 versus 7.36% for the S&P 500 Index. The primary factors that influenced the fund's performance were expenses, which the Index does not incur, and emphasis on specific growth sectors which underperformed the broad market for the year. The fund's performance pattern was similar to that of other growth funds and, despite underperformance versus the broad market, the fund outperformed the average of other growth funds as represented by the Lipper Growth Fund Average, which returned .92%.

In the first half of the period, the stock market was dominated by economically-sensitive issues which responded favorably to accelerating economic growth. Later in the year, as interest rates continued to rise, the fear that inflation would choke off the recovery dominated investors' thoughts. As a result, investors fled from cyclical stocks, which was a boon for consumer stable issues such as food, beverage, tobacco and household products. The Growth Fund was significantly underweighted versus the Index in this strong-performing sector. Performance was also negatively impacted by an overweighting in a lagging sector, information and entertainment. Brighter spots included an underweighting in the very weak consumer discretionary sector and considerable overweighting in the technology sector combined with strong performance in that group.

We do not anticipate any major change in strategy in the coming year and remain committed to the stocks of companies that will benefit from what we believe will be global economic expansion. We will continue to favor the stocks of companies whose long-term earnings are expected to grow faster than the average company represented in the S&P 500 Index.

                           ANNUALIZED TOTAL RETURN(1)

                                                                SINCE
                                   ONE YEAR     FIVE YEAR     INCEPTION
          WITH SALES CHARGE          -1.10%        7.48%         7.38%
          WITHOUT SALES CHARGE        2.75%        8.30%         8.09%
          S&P 500 INDEX               7.35%       11.35%        10.94%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


                             [S&P 500 Index Graph]


(1) For the period ended February 28, 1995. The S&P 500 Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                              SMALL CAP VALUE FUND

The Small Cap Value Fund seeks capital appreciation by investing primarily in common stocks of small-sized market capitalization companies.

For the year ending February 28, 1995, the Small Cap Value Fund had a total return of -4.70%. This compares to the NASDAQ/OTC Index return of .16% over the same period.

During 1994, the Small Cap Value Fund's strategy remained consistent with its purchases, concentrated in issues having price-to-sales, price-to-earnings and price-to-book value ratios that are substantially discounted versus comparable ratios of the S&P 500 and the Russell 2000 indexes. The Small Cap Value Fund, with steep discounts from the median valuation stock, performed slightly behind most small cap indices. In general, equity returns in 1994 were disappointing for most investors. Big cap growth stocks slightly outperformed the overall market, but we believe this result represents a counter cyclical move in what is still a value cycle.

We feel the decline in 1994 was a temporary situation which will be rectified in 1995. While we could be wrong, we anticipate a 1995 which is nicely above average in terms of equity returns, big cap or small cap, growth or value. Our optimism is predicated on a growing economy, lower than anticipated inflation, a declining yield curve spread and the oversold nature of the equity market. We also expect it to be value led.

                           ANNUALIZED TOTAL RETURN(1)

                                                                   SINCE
                                           ONE YEAR              INCEPTION
          WITH SALES CHARGE                 -8.27%                 7.09%
          WITHOUT SALES CHARGE              -4.70%                 8.22%
          NASDAQ/OTC INDEX                   0.16%                14.97%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


                            [NASDAQ/OTC Index Graph]


(1) For the period ended February 28, 1995. The NASDAQ/OTC Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                                 BALANCED FUND

During the first eight months of operation, the Balanced Fund achieved a total return of 8.94% compared to the median return of balanced funds as measured by Lipper Analytical Services, which advanced by 9.54%. At February 28, 1995, the Balanced Fund's assets were allocated 49.4% equities and securities convertible into equity investments, 39.2% high grade government and corporate bonds, and a cash reserve of 11.4%. The asset allocation remained relatively constant during most of this time period. However, the equity position was reduced about 3% in the latter part of February following a sharp rise in the stock market during the months of January and February.

Equities in the portfolio performed well in absolute terms, by providing a total return of 9.7%. The fund's performance benefited by a concentration in technology issues, as this sector outperformed the general market significantly. The portfolio was also enhanced due to stock selection in the consumer staples area, the best performing stock group during the past eight months. The fund's performance was negatively impacted by consumer cyclical stocks, in particular, retailers. On an individual stock selection basis, the four best performing stocks during the time period were Merck, with a gain of 41%, Pepsico, advancing 22%, Engelhard, up 20% and McDonald's, which registered a gain of 16%. Our primary focus will continue to be on companies which have clear earnings visibility, strong balance sheets and visionary management that can improve the company's competitive position.

The strategy for the fixed-income portion of the portfolio focused mainly on liquidity and quality. Emphasis was put on high coupon bond issues to maximize income. In an effort to remain defensive in a volatile interest rate environment, average maturity and duration were shortened slightly to 7.44 and
4.66 years, respectively. The average quality of the portfolio remained extremely high with the equivalent of an AAA rating.

Looking ahead, the bond portfolio will continue to concentrate on liquidity as well as quality. Although we will continue to focus on government and government agency securities, the fund will search for opportunities to increase its corporate bond exposure to enhance current yield. Special emphasis will be placed on companies whose bonds are trending toward an improved quality rating.

                           ANNUALIZED TOTAL RETURN(1)

                                                  SINCE
                                                INCEPTION
          WITH SALES CHARGE                        2.83%
          WITHOUT SALES CHARGE                     8.94%
          LIPPER BALANCED FUND AVERAGE             9.54%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


                      [Lipper Balanced Fund Average Graph]


(1) For the period ended February 28, 1995. The Lipper Balanced Fund Average is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                            SHORT/INTERMEDIATE FUND

The Short/Intermediate Fund invests principally in obligations issued by the U.S. Government or its agencies and high-grade corporate obligations. The fund's weighted average maturity may range between two and five years to reduce volatility. The fund's objective is to seek current income and preservation of capital.

For the fiscal year ending February 28, 1995, the Short/Intermediate Fund realized a return of 2.27%. This compares to a total return of 3.26% for the Lehman Brothers 1-3 Year Government Bond Index. The fund's net assets as of its fiscal year end were $202 million.

As a result of the Federal Reserve Board's monetary policy shift towards tightening, interest rates rose throughout the yield curve. Recognizing the rise in interest rates would hurt bond prices, the fund's average weighted maturity was shortened to its allowable minimum of two years. In addition, bond swaps were initiated to capture some of the rising current coupon income now available in the marketplace. Our emphasis on high quality securities helped provide the fund with additional relative performance gains. Of the issues held by the fund, over 70% are rated in the Aa category or better by Moody's Investor Services.

Monetary policy will remain one of the primary forces that will significantly influence interest rates in the coming months. We anticipate remaining fully invested, while maintaining an average portfolio maturity range of two to four years.

                           ANNUALIZED TOTAL RETURN(1)

                                                                SINCE
                                   ONE YEAR     FIVE YEAR     INCEPTION
          WITH SALES CHARGE          -1.59%        6.35%         6.43%
          WITHOUT SALES CHARGE        2.27%        7.17%         7.14%
          LEHMAN BROTHERS 1-3 YEAR
          GOVERNMENT BOND INDEX       3.24%        7.10%         7.39%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


             [Lehman Brothers 1-3 Year Government Bond Index Graph]


(1) For the period ended February 28, 1995. The Lehman Brothers 1-3 Year Government Bond Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                               FIXED INCOME FUND

The Fixed Income Fund invests principally in obligations issued by the U.S. Government or its agencies and high-grade corporate obligations. Based on expectations of future interest rates, the fund varies its weighted average maturity in an effort to maximize return.

The Fixed Income Fund realized a total return of .65% for the fiscal year ending February 28, 1995. This compares to a total return of 1.34% for the Lehman Brothers Government/Corporate Bond Index for the same period. The fund's net assets as of its fiscal year end were $244 million.

During the course of the year the Federal Reserve Board was active in raising interest rates. As bond prices eroded, the fund deployed defensive type strategies. The portfolio's weighted average maturity was shortened by over three quarters of a year to 8.71 years, and the duration was adjusted downward from 5.33 years to 4.92 years. Bond swaps were initiated to capture some of the rising current coupon income now available in the marketplace. In addition, a cash equivalent balance of more than 5% was maintained throughout most of the year.

This fund continues to benefit from its commitment to high-quality corporate bond securities, asset-backed investments and government obligations. Over 75% of the individual issues that represent the fund are rated Aa or better by Moody's Investor Services.

We anticipate the interest rate environment will remain captive to monetary policy and inflation expectations. We will continue to seek out selective value opportunities along the yield curve in both the government and corporate bond markets.

                           ANNUALIZED TOTAL RETURN(1)

                                                                SINCE
                                   ONE YEAR     FIVE YEAR     INCEPTION
    WITH SALES CHARGE               -3.16%        7.77%         7.34%
    WITHOUT SALES CHARGE             0.65%        8.59%         8.05%
    LEHMAN BROTHERS GOVERNMENT/
    CORPORATE BOND INDEX             1.35%        8.87%         8.90%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


            [Lehman Brothers Government/Corporate Bond Index Graph]


(1)  For the period ended February 28, 1995. The Lehman Brothers
     Government/Corporate Bond Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                              MUNICIPAL BOND FUND

The Municipal Bond Fund seeks current income that is exempt from federal taxation with the preservation of capital.

For the fiscal year ended February 28, 1995, the Municipal Bond Fund realized a total return of 1.17%. This compares to a total return of 1.71% for the Lehman Brothers 10-Year General Obligation Index for the same time period.

Our strategy as we entered 1994, anticipating the Federal Reserve's tightening of monetary policy, was to shorten our average weighted maturity to 7 years from 12 years. This reduced the price sensitivity of the fund to rising interest rates. Although new issuance supply was expected to contract 38%, we wanted to establish a very defensive strategy until we saw signs that the economy was slowing.

Over 85% of the fund's assets were invested in AA and AAA rated bonds, anticipating that if interest rates increased, higher quality issues would be insulated from price declines more than lower quality paper. A combination of Federal Reserve tightening, a plunging dollar and derivative losses worldwide adversely affected bond prices during the year. During the third quarter, we thought the Federal Reserve had just about completed its tightening; therefore, we started to extend the average weighted maturity of the fund.

                           ANNUALIZED TOTAL RETURN(1)

                                                                SINCE
                                   ONE YEAR     FIVE YEAR     INCEPTION
    WITH SALES CHARGE               -2.62%        5.98%         5.93%
    WITHOUT SALES CHARGE             1.17%        6.80%         6.71%
    LEHMAN BROTHERS 10-YEAR
    GENERAL OBLIGATION INDEX         1.71%        7.95%         7.84%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


            [Lehman Brothers 10-year General Obligation Index Graph]


(1) For the period ended February 28, 1995. The Lehman Brothers 10-Year General Obligation Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                         NEW JERSEY MUNICIPAL BOND FUND

The New Jersey Municipal Bond Fund is a single state municipal debt fund that seeks current income that is exempt from federal and state income taxation with the preservation of capital. For the year ended February 28, 1995, the fund provided a total return of 1.49%. This return slightly lagged the Lehman Brothers 10-Year General Obligation Index which advanced 1.71%. This was a very challenging and disappointing year for fixed income markets, especially the municipal bond market. Entering 1994, market fundamentals appeared to favor the municipal bond market. New-issuance volume was expected to contract 38% from the record volume of $334 billion issued in 1993, slow or modest economic growth was anticipated in the United States and abroad and inflation seemed contained. However, action by the Federal Reserve to dramatically raise interest rates overcame these favorable market fundamentals.

February, 1994 was a very disappointing month for the fixed income markets. The Federal Reserve initiated its first round of tightening in more than five years to preempt rising inflation that typically accompanies stronger economic growth. It was the first of seven tightening moves the Federal Reserve had engineered to help contain inflation and navigate the economy to a soft landing. Other major factors during the period affecting the municipal bond market included the net outflow of funds from tax-exempt mutual funds, the derivative debacle in Orange County, California and the faltering dollar.

Our strategy during the year was to maintain our defensive posture by purchasing pre-refunded bonds, cushion bonds and higher-coupon bonds. We increased our weighting of AA and AAA rated issues to over 80% in anticipation of massive redemptions of pre-refunded bonds and a lack of issuance of high-quality New Jersey bonds. We shortened the average weighted maturity to under 10 years and duration to 7 years to decrease the price sensitivity of the fund during the period of the Federal Reserve's aggressive tightening. As we approached the third quarter, we felt the Federal Reserve had just about concluded its tightening; therefore, we started to extend the fund's average weighted maturity to over 10 years once again.

                           ANNUALIZED TOTAL RETURN(1)

                                                                   SINCE
                                           ONE YEAR              INCEPTION
          WITH SALES CHARGE                 -2.31%                 6.47%
          WITHOUT SALES CHARGE               1.49%                 7.59%
          LEHMAN BROTHERS 10-YEAR
          GENERAL OBLIGATION INDEX           1.71%                 7.77%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


            [Lehman Brothers 10-year General Obligation Index Graph]


(1) For the period ended February 28, 1995. The Lehman Brothers 10-Year General Obligation Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                        PENNSYLVANIA MUNICIPAL BOND FUND

The Pennsylvania Municipal Bond Fund is a single state municipal bond fund that seeks current income that is exempt from Federal and Pennsylvania income taxation with preservation of capital.

For the year ended February 28, 1995, the Pennsylvania Municipal Bond Fund provided a total return of 1.81%. This return exceeded the Lehman Brothers 10-year General Obligation Index which advanced 1.71%.

There were several factors affecting the tax-exempt bond market, including tightening moves by the Federal Reserve to increase the federal funds rate to 6% from 3%, derivative problems worldwide and a very unstable dollar. All of these factors applied downward pressure on bond prices.

Our strategy as we entered 1994 was to adhere to a defensive position until we felt the Federal Reserve's tightening would be coming to a close. We maintained an average weighted maturity of under 10 years and a duration under 7 years. Over 80% of the fund was composed of AA and AAA rated securities in anticipation of massive bond redemptions, pre-refunded bonds maturing and demand for bonds due to a contraction of supply within Pennsylvania and the United States in general. Towards the latter part of the third quarter, we started to extend our average weighted maturity to over 10 years in the belief the Federal Reserve would not materially increase rates again in the near term.

                           ANNUALIZED TOTAL RETURN(1)

                                                                   SINCE
                                           ONE YEAR              INCEPTION
          WITH SALES CHARGE                 -1.96%                -0.85%
          WITHOUT SALES CHARGE               1.81%                 1.73%
          LEHMAN BROTHERS 10-YEAR
          GENERAL OBLIGATION INDEX           1.71%                 7.07%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


            [Lehman Brothers 10-year General Obligation Index Graph]


(1) For the period ended February 28, 1995. The Lehman Brothers 10-Year General Obligation Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                           INTERNATIONAL EQUITY FUND

The International Equity Fund seeks capital appreciation by investing in equity securities of foreign companies, most of which are denominated in foreign currencies.

The International Equity Fund had a total return of -6.99% for the year ended February 28, 1995. This compares to a total return of -4.44% for the EAFE Index for the same period.

The past fiscal year has proved to be a difficult one as most major stock markets fell in local currency terms. However, the U.S. dollar was quite weak falling by 14% against the deutsche mark and 7% against the yen. Since the fund's value is reported in U.S. dollars, this helped to mitigate some of the decline of local currency equity values. Stock markets in Europe proved the most resilient. Our strategy had generally been to underweight the U.K. while being broadly in line with the index in continental Europe. However, within this we underweighted Germany and overweighted France. Our stock selection strategy was mainly focused on economically sensitive shares as the economic recovery continued to gather strength.

Virtually all Pacific markets were very weak, most notably Hong Kong and Malaysia. Our strategy was to significantly underweight both these markets. In particular, we were cautious about property prices and both political and economic problems in China. By contrast, we overweighted Singapore and Taiwan. In Japan, we maintained a weighting below the index level at around one-third of the fund. Japan's economic recovery was beginning to gather pace but received a significant setback following the Kobe earthquake. The recovery will come but has probably been delayed some six months.

Emerging markets suffered a very turbulent year, particularly in Latin America. The fund's investments in Latin America were somewhat reduced; however, we continue to favor emerging markets in the long run.

                           ANNUALIZED TOTAL RETURN(1)

                                                                   SINCE
                                           ONE YEAR              INCEPTION
          WITH SALES CHARGE                -10.49%                 7.10%
          WITHOUT SALES CHARGE              -6.99%                 8.23%
          EAFE INDEX                        -4.44%                 8.04%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


                               [EAFE Index Graph]


(1) For the period ended February 28, 1995. The EAFE Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

                        INTERNATIONAL FIXED INCOME FUND

The International Fixed Income Fund invests principally in top quality, fixed income securities denominated in foreign currencies. The investment adviser has the discretion to hedge foreign currency exposure back to the dollar to protect the fund against adverse currency moves.

For the year ended February 28, 1995, the International Fixed Income Fund provided a total return of 1.50%. This return exceeded the Salomon Brothers Non-U.S. Hedged World Government Bond Index, which had a return of .98% over the same period.

During the first half of the year, over 80% of the fund was invested in European bonds. The fund's performance suffered from an overweight exposure to the high-yielding bond markets of Italy, Spain and Sweden, where prices fell due to concerns over budgetary policies and a general removal of liquidity from these markets. As the year progressed, European bond exposure was consolidated towards "core" Europe, and holdings of French and German bonds were increased to 45% of the total portfolio. Most European currency exposure was hedged back to the dollar, although an opportunistic exposure to the undervalued Italian lira was taken during the first half of the year. Deutsche mark and sterling currency exposure was maintained throughout the year in order to benefit from the decline of the dollar.

Throughout 1994, the fund held a 20% exposure to Japanese bonds, which enhanced the fund's performance as economic growth remained weak. The return from Japanese bonds was aided by a 6% exposure to the yen, which appreciated by 12% against the dollar in 1994. The fund's duration was reduced to under five years as the outlook for bond markets became more cautious.

                           ANNUALIZED TOTAL RETURN(1)

                                                                   SINCE
                                           ONE YEAR              INCEPTION
   WITH SALES CHARGE                        -2.32%                 6.28%
   WITHOUT SALES CHARGE                      1.50%                 7.40%
   SALOMON BROTHERS NON-U.S. HEDGED
   WORLD GOVERNMENT BOND INDEX                .98%                 7.09%

           COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT


                    [Salomon Brothers Non-U.S. Hedged World
                          Government Bond Index Graph]


(1) For the period ended February 28, 1995. The Salomon Brothers Non-U.S. Hedged World Government Bond Index is an unmanaged index which excludes transaction and holding charges. Past performance of the portfolio does not predict future results.

STATEMENT OF NET ASSETS                 THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------
February 28, 1995

CASH RESERVE FUND

                                     FACE
                                    AMOUNT   VALUE
                                    (000)    (000)
                                   ------- --------
COMMERCIAL PAPER (33.2%)
  ABN/AMRO Canada, Schedule B
    6.220%, 03/27/95.............. $ 5,000  $ 4,978
  American Telephone & Telegraph
    Capital
    6.370%, 04/03/95..............  10,000    9,943
  Bowater PLC
    6.150%, 05/12/95..............   5,000    4,939
  Broadway Capital
    6.420%, 04/07/95..............  12,000   11,922
  Deutsche Bank Financial
    5.860%, 05/01/95..............   5,000    4,952
  Ford Motor Credit
    6.235%, 04/28/95..............   9,500    9,406
  General Electric Capital
    6.480%, 04/13/95..............   5,000    4,962
  International Lease Finance
    6.520%, 06/09/95..............  10,000    9,824
  International Nederlanden U.S.
    Insurance Holdings
    6.020%, 03/03/95..............   5,000    4,998
    6.057%, 04/24/95..............   5,050    5,005
  MCA Funding
    6.605%, 07/25/95..............   7,300    7,111
    6.308%, 08/21/95..............   5,500    5,338
  New South Wales Treasury
    6.010%, 03/09/95..............   5,000    4,993
  Queensland Alumina
    6.030%, 03/13/95..............   5,000    4,990
    6.226%, 04/17/95..............  10,000    9,920
  South Australian Government
    Financing Authority
    6.215%, 03/23/95..............   7,600    7,572
    6.930%, 07/03/95..............  11,000   10,746
  Southland
    6.400%, 03/14/95..............   5,000    4,989
    6.200%, 05/10/95..............   5,000    4,941
  Tasmanian Public Finance
    6.360%, 03/30/95..............   8,200    8,159
  Toyota Motor Credit
    6.230%, 04/03/95..............   5,000    4,972
                                           --------
  Total Commercial Paper
    (Cost $144,658,704)...........          144,660
                                           --------

                                            FACE
                                           AMOUNT   VALUE
                                           (000)    (000)
                                          ------- --------
CORPORATE BONDS (23.7%)
  American Express Centurion Bank
    6.125%, 03/23/95 (A)................. $10,000  $10,000
    6.063%, 03/26/95 (A).................  10,000    9,998
  Associates
    4.190%, 05/05/95.....................   2,000    1,997
  Beta Finance
    6.190%, 03/01/95 (A).................  11,000   10,999
  FCC National Bank, Delaware
    6.110%, 03/07/95 (A).................  10,000   10,000
  General Electric Capital
    6.400%, 03/01/95 (A).................  10,000    9,998
  Goldman Sachs Group
    6.190%, 03/01/95 (A).................  10,000   10,000
    6.655%, 03/01/95 (A).................  10,000   10,000
  Nationsbank, North Carolina
    5.650%, 07/21/95.....................  10,000    9,984
  PNC Bank
    6.010%, 03/07/95 (A).................  10,000    9,999
  Southtrust Bank, Alabama
    6.125%, 05/03/95.....................  10,000   10,000
                                                  --------
  Total Corporate Bonds
    (Cost $102,975,481)..................          102,975
                                                  --------
ASSET BACKED SECURITIES (4.6%)
  Steers
    6.060%, 03/07/95 (A).................  15,000   15,000
    6.250%, 05/18/95 (A).................   5,000    5,000
                                                  --------
  Total Asset Backed Securities
    (Cost $19,999,870)...................           20,000
                                                  --------
GUARANTEED INVESTMENT CONTRACT (2.3%)
  Peoples Security Life
    6.170%, 03/01/95 (A).................  10,000   10,000
                                                  --------
  Total Guaranteed Investment
    Contract
    (Cost $10,000,000)...................           10,000
                                                  --------
U.S. TREASURY OBLIGATION (1.2%)
  U.S. Treasury Note
    3.875%, 03/31/95.....................   5,000    4,997
                                                  --------
  Total U.S. Treasury Obligation
    (Cost $4,997,455)....................            4,997
                                                  --------


                                   Continued
                                       15

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995

CASH RESERVE
FUND (CONTINUED)



                                     FACE
                                    AMOUNT   VALUE
                                    (000)    (000)
                                   ------- --------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS (6.4%)
  Federal National Mortgage
    Association
    5.360%, 03/20/95.............. $ 5,000   $4,986
    6.730%, 07/11/95..............   5,000    4,881
  Small Business Administration
    7.000%, 03/01/95 (A)..........   7,958    8,148
  Student Loan Marketing
    Association
    5.315%, 06/30/95..............   5,000    5,000
    5.480%, 06/30/95 (A)..........   5,000    5,000
                                           --------
  Total U.S. Government Agency
    Obligations
    (Cost $28,015,029)............           28,015
                                           --------
TIME DEPOSIT (1.9%)
  Dai Ichi Kangyo Bank, Toronto
    6.156%, 03/24/95..............   5,000    5,000
  Morgan Toronto
    6.063%, 03/29/95..............   3,300    3,300
                                           --------
  Total Time Deposit
    (Cost $8,300,000).............            8,300
                                           --------
CERTIFICATES OF DEPOSIT (9.2%)
  Canadian Imperial Bank
    6.250%, 03/21/95..............   5,000    5,000
    6.080%, 04/19/95..............  10,000   10,000
  Dai Ichi Kangyo Bank, New York
    6.100%, 03/03/95..............  10,000   10,000
  National Westminster PLC,
    New York
    6.080%, 04/14/95..............   5,000    5,000
  Westdeutsche Landesbank
    6.120%, 06/01/95..............  10,000   10,000
                                           --------
  Total Certificates of Deposit
    (Cost $40,000,129)............           40,000
                                           --------
BANKERS ACCEPTANCES (0.9%)
  First National Bank, Chicago
    5.560%, 03/14/95..............   4,000    3,992
                                           --------
  Total Bankers Acceptances
    (Cost $3,992,142).............            3,992
                                           --------

                                                         FACE
                                                        AMOUNT   VALUE
                                                         (000)   (000)
                                                        ------ ---------
REPURCHASE AGREEMENTS (14.8%)
  First Boston, 6.1875%, dated 02/28/95,
    matures 03/01/95, repurchase price
    $32,505,586 (collateralized by U.S.
    Coupon Strips, par value
    $87,163,970, maturities ranging
    from 05/15/97 to 11/15/12, market
    value $33,164,798)..................................$32,500  $32,500
  Merrill Lynch, 6.17%, dated 02/28/95,
    matures 03/01/95, repurchase price
    $31,904,467 (collateralized by
    Federal Home Loan Bank Bond, par
    value $10,000, 7.67%, 10/06/99,
    market value $10,308, Collateralized
    Mortgage Obligation Trust, par
    value $12,270,000, 9.10%, 01/01/20,
    market value $20,567,505, Federal
    Home Loan Mortgage Corporation-
    Government National Mortgage
    Association Collateralized Mortgage
    Obligations, par value $15,000,000,
    coupons ranging from 7.00% to
    7.50%, maturities ranging from
    03/25/24 to 04/25/24, market value
    $11,963,109)........................................ 31,899    31,899
                                                                ---------
  Total Repurchase Agreements
    (Cost $64,399,000)..................................           64,399
                                                                ---------
  Total Investments (98.2%)
    (Cost $427,337,810).................................          427,338
                                                                ---------
OTHER ASSETS AND LIABILITIES (1.8%)
Other Assets and Liabilities, Net.......................            7,985
                                                                ---------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value) based
    on 435,472,526 shares of beneficial
    interest............................................          435,473
   Accumulated net realized loss on
    investments.........................................             (150)
                                                                ---------
   Total Net Assets: (100.0%)...........................         $435,323
                                                                =========
  Net Asset Value, Offering Price and
    Redemption Price Per Share..........................           $1.00
                                                                =========

-----------------
(A) Variable Rate Security-the rate reflected on the Statement of Net Assets is the rate in effect on February 28, 1995.
PLC-Public Limited Company


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


U.S. TREASURY FUND

                                         FACE
                                        AMOUNT   VALUE
                                        (000)    (000)
                                       ------- --------
U. S. TREASURY OBLIGATIONS (48.8%)
  U.S. Treasury Bills
    5.464%, 03/02/95.................. $20,000 $ 19,997
    5.337%, 03/23/95..................  20,000   19,936
    5.809%, 04/13/95..................  25,000   24,829
    5.540%, 04/20/95..................  15,000   14,888
    5.963%, 05/11/95..................  20,000   19,771
    6.114%, 08/24/95..................  30,000   29,130
  U.S. Treasury Notes
    3.875%, 03/31/95..................  25,000   24,971
    4.625%, 08/15/95..................  25,000   24,793
                                               --------
  Total U. S. Treasury Obligations
    (Cost $178,315,140)...............          178,315
                                               --------
REPURCHASE AGREEMENTS (51.1%)
  First Boston, 6.1875%, dated
    02/28/95, matures 03/01/95,
    repurchase price $87,515,039
    (collateralized by U.S. Treasury
    Coupon Strips, par value
    $158,234,454, maturities ranging
    from 05/15/96 to 05/15/11,
    market value $89,454,428).........  87,500   87,500
  Goldman Sachs Group, 6.03%, dated
    02/28/95, matures 03/01/95,
    repurchase price $15,002,513
    (collateralized by U.S. Treasury
    Note, par value $15,213,000,
    5.875%, maturing 05/31/96,
    market value $15,300,850).........  15,000   15,000



                                       FACE
                                      AMOUNT   VALUE
                                      (000)    (000)
                                     ------- --------
  Merrill Lynch, 6.05%, dated
    02/28/95, matures 03/01/95,
    repurchase price $84,472,194
    (collateralized by U.S.
    Treasury Note, par value
    $85,130,000, 7.25%, maturing
    02/15/98, market value
    $86,150,166).................... $84,458 $ 84,458
                                             --------
  Total Repurchase Agreements
    (Cost $186,958,000).............          186,958
                                             --------
  Total Investments (99.9%)
    (Cost $365,273,140).............          365,273
                                             --------
OTHER ASSETS AND LIABILITIES
  (0.1%)
  Other Assets and Liabilities,
    Net.............................              243
                                             --------
NET ASSETS:
Portfolio shares (unlimited
    authorization-no par value)
    based on 365,510,980 shares of
    beneficial interest.............          365,511
Accumulated net realized gain on
    investments.....................                5
                                             --------
Total Net Assets: (100.0%)..........         $365,516
                                             ========
Net Asset Value, Offering Price
    and Redemption Price Per
    Share...........................            $1.00
                                             ========

    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


MUNICIPAL MONEY FUND

                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
MUNICIPAL BONDS (102.5%)
California (2.2%)
  State, Series A, RAN
    5.000%, 06/28/95.................... $1,000 $ 1,003
                                                -------
Delaware (0.7%)
  State, Housing Authority, RB, (FSA)
    4.000%, 06/01/95....................    330     330
                                                -------
Florida (4.7%)
  Bay County, Medical Center Project,
    RB
    3.850%, 03/06/95 (B) (C)............    800     800
  Dade County, Health Facilities
    Authority, Miami Childrens
    Hospital Project, VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)........    300     300
  State, Housing Finance Agency,
    Multifamily Housing, VRDN, RB
    4.200%, 03/07/95 (A) (B) (C)........  1,000   1,000
                                                -------
                                                  2,100
                                                -------
Georgia (0.4%)
  Turner County, Industrial
    Development Authority, Coats
    And Clark Project, VRDN, RB
    4.100%, 03/01/95 (A) (B) (C)........    200     200
                                                -------
Hawaii (4.2%)
  State, Department of Budget And
    Finance, Kuakini Medical Center
    Project, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C)........  1,900   1,900
                                                -------
Idaho (3.3%)
  State, Housing Finance Authority, RB
    5.000%, 07/01/95 (C)................  1,500   1,500
                                                -------
Kansas (0.4%)
  Butler County, Solid Waste
    Disposal, Texaco Refining and
    Marketing Project, VRDN, RB,
    AMT
    4.300%, 03/01/95 (A) (B)............    200     200
                                                -------

                                         FACE
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
Louisiana (8.4%)
  State, Recovery District Sales Tax,
    VRDN, RB, (FGIC)
    3.750%, 03/01/95 (A) (B)........... $  700 $   700
  State, Recovery District Sales Tax,
    VRDN, RB, (MBIA)
    3.750%, 03/07/95 (A) (B)...........  1,500   1,500
  West Baton Rouge Parish,
    Industrial Development Authority,
    Dow Chemical Project, Series B,
    VRDN, RB
    4.000%, 03/01/95 (A) (B)...........  1,600   1,600
                                               -------
                                                 3,800
                                               -------
Maryland (2.9%)
  Howard County, Owen Brown
    Project, VRDN, RB
    3.700%, 03/01/95 (A) (B) (C).......    300     300
  State, Health And Higher Education
    Authority, Hopkins Hospital
    Project, TECP
    3.750%, 03/03/95...................  1,000   1,000
                                               -------
                                                 1,300
                                               -------
Massachusetts (2.2%)
  Bay Transportation Authority,
    General Transportation Systems,
    Series A, RB
    3.750%, 03/01/95 (C)...............  1,000   1,000
                                               -------
Michigan (14.6%)
  Grand Rapids, Economic
    Development Authority, Amway
    Grand Project, Series 2, VRDN,
    RB
    4.150%, 03/07/95 (A) (B) (C).......  1,500   1,500
  Grand Rapids, Economic
    Development Authority, Amway
    Hotel Project, Series A, VRDN,
    RB
    4.300%, 03/07/95 (A) (B) (C).......  2,000   1,999
  Grand Rapids, Water Supply,
    VRDN, RB
    3.900%, 03/07/95 (A) (B) (C).......  1,100   1,100

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                      FACE
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------  -----
MUNICIPAL BONDS, CONTINUED:
Michigan, continued:
  Midland County, Economic
    Development Authority, Dow
    Chemical Project, Series A,
    VRDN, RB
    4.200%, 03/01/95 (A) (B)........ $1,000 $ 1,000
  State, Industrial Development
    Authority, Allen Group
    Incorporated Project, VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)....  1,000   1,000
                                            -------
                                              6,599
                                            -------
Minnesota (2.2%)
  Minneapolis-St. Paul, Housing
    Finance Authority, Series B, RB
    4.600%, 08/01/95................    985     985
                                            -------
Mississippi (1.1%)
  Hinds County, GO, (MBIA)
    3.700%, 03/01/95................    475     475
                                            -------
Missouri (7.3%)
  Callaway County, Industrial
    Development Authority, Callaway
    Community Hospital, VRDN, RB
    3.800%, 03/01/95 (A) (B)........    800     800
  Kansas City, Industrial
    Development Authority, Coach
    House II Project, VRDN, RB
    4.000%, 03/01/95 (A) (B)........  2,000   2,000
  State, Environmental Improvement
    Authority, RB
    3.750%, 06/01/95 (C)............    500     500
                                            -------
                                              3,300
                                            -------
New Jersey (10.6%)
  Berkeley Heights, BAN
    4.750%, 11/09/95................  2,765   2,770
  Elizabeth, GO, (AMBAC)
    4.300%, 08/15/95................    535     535
  Woodbridge Township, Sewer
    Utility, BAN
    4.480%, 10/06/95................  1,500   1,500
                                            -------
                                              4,805
                                            -------


                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
North Carolina (0.2%)
  State, Health Care Facilities, Carol
    Woods Project, VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)........ $  100 $   100
                                                -------
Ohio (4.4%)
  Montgomery County, BAN
    4.000%, 04/27/95....................  1,000   1,001
  State, Highway Authority, Series Q,
    GO
    5.700%, 05/15/95....................  1,000   1,004
                                                -------
                                                  2,005
                                                -------
Pennsylvania (12.0%)
  Berks County, Sixth And Penn
    Street Project, VRDN, RB
    4.000%, 03/07/95 (A) (B) (C)........    200     200
  Delaware County, Industrial
    Development Authority, United
    Parcel Services Project, VRDN,
    RB
    3.750%, 03/01/95 (A) (B)............  1,000   1,000
  Lehigh County, Industrial
    Development Authority, Pollution
    Control, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C)........    900     900
  Montour County, Health System
    Authority, Geisinger Project,
    Series 1992B, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)........    300     300
  Philadelphia, Hospital And Higher
    Education Facility Authority,
    Community College Project,
    Series A, RB, (MBIA)
    3.750%, 05/01/95....................    535     535
  Sayre, Health Care Facility
    Authority, Pennsylvania Capital
    Financing Project, Series K,
    VRDN, RB, (AMBAC)
    4.050%, 03/07/95 (A) (B)............    800     800
  Schuylkill County, Industrial
    Development Authority,
    Westwood Energy Project,
    VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)........  1,100   1,100



                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
FEBRUARY 28, 1995

MUNICIPAL MONEY
FUND (CONTINUED)

                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
MUNICIPAL BONDS, CONCLUDED:
Pennsylvania, continued:
  State, Higher Education Authority,
    Series B, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)........ $  400 $   400
  State, Higher Educational Facilities
    Authority, Temple University
    Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)........    200     200
                                                -------
                                                  5,435
                                                -------
Puerto Rico (2.2%)
  Governmental Development Bank,
    TECP
    3.900%, 04/07/95....................  1,000   1,000
                                                -------
Texas (2.2%)
  Fort Worth, Water And Sewer
    Authority, RB
    8.500%, 03/01/95....................    600     600
  Harris County, Industrial
    Development Authority, Pollution
    Control, Series A, VRDN, RB
    3.900%, 03/01/95 (A) (B)............    400     400
                                                -------
                                                  1,000
                                                -------
Utah (2.6%)
  State, Housing Finance Agency,
    Series D, RB, AMT
    4.800%, 08/01/95....................  1,160   1,160
                                                -------
Virginia (4.4%)
  Richmond, RAN
    5.500%, 06/30/95 (C)................  1,000   1,003
  State, Commonwealth
    Transportation Board, Series 95A,
    RB
    5.800%, 05/15/95....................  1,000   1,003
                                                -------
                                                  2,006
                                                -------
West Virginia (4.0%)
  Marion County, Community Solid
    Waste Disposal Facility, VRDN,
    RB, AMT
    4.300%, 03/07/95 (A) (B) (C)........  1,800   1,800
                                                -------


                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
Wisconsin (3.3%)
  State, Housing And Economic
    Development, Series B, RB, AMT,
    (FSA)
    4.600%, 04/01/95.................... $1,500 $ 1,500
                                                -------
Wyoming (2.0%)
  Lincoln County, Pollution Control,
    Exxon Project, Series A, VRDN,
    RB
    3.900%, 03/01/95 (A) (B)............    400     400
  Lincoln County, Pollution Control,
    Exxon Project, Series D, VRDN,
    RB
    3.900%, 03/01/95 (A) (B)............    100     100
  Platte County, Pollution Control,
    VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)........    400     400
                                                -------
                                                    900
                                                -------
  Total Municipal Bonds
    (Cost $46,403,157)..................         46,403
                                                -------
  Total Investments (102.5%)
    (Cost $46,403,157)..................         46,403
                                                -------
OTHER ASSETS AND LIABILITIES (-2.5%)
Other Assets and Liabilities, Net.......         (1,151)
                                                -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 45,291,867 outstanding
    shares of beneficial interest.......         45,288
  Accumulated net realized loss on
    investments.........................            (36)
                                                -------
  Total Net Assets: (100.0%)............        $45,252
                                                =======
  Net Asset Value, Offering Price and
    Redemption Price Per Share..........        $  1.00
                                                =======

---------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.


                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------




(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
BAN-Bond Anticipation Note
GO-General Obligation
RAN-Revenue Anticipation Note
RB-Revenue Bond
TECP-Tax Exempt Commercial Paper
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
FSA-Financial Security Assurance
MBIA-Municipal Bond Insurance Association


NEW JERSEY MUNICIPAL
MONEY FUND

                                      FACE
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
MUNICIPAL BONDS (99.4%)
New Jersey (85.7%)
  Cherry Hill Township, GO
    7.000%, 08/01/95 (C)............ $1,000 $ 1,008
  Essex County, Series A, BAN
    5.500%, 12/12/95................    875     878
  Hackensack, BAN
    5.500%, 12/20/95................    850     855
  Jersey City, BAN
    5.250%, 11/17/95................  2,000   2,007
  Middlesex County, GO,
    Prerefunded @ 102
    7.050%, 03/15/95 (B) (C)........    500     511
  Morristown, GO
    5.000%, 08/01/95 (C)............    695     696
  Port Authority, Versatile Struc-
    ture Obligation, Series 1,
    VRDN,
    RB, AMT
    3.900%, 03/01/95 (A) (B) (C)....  3,100   3,100


                                     FACE
                                    AMOUNT   VALUE
                                     (000)   (000)
                                    ------ --------
  Princeton Borough, BAN
    3.340%, 04/14/95 (C)........... $1,000 $  1,000
  Salem County, Pollution Control
    Project, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C)...    500      500
  State Economic Development
    Authority, TECP
    3.500%, 03/07/95 (C)...........  1,000    1,000
    4.000%, 04/13/95 (C)...........  1,000    1,000
  State Economic Development
    Authority, 400 International
    Drive Partners Project,
    VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)...    700      700
  State Economic Development
    Authority, Crowle Shipping
    Project, VRDN, RB
    3.550%, 03/01/95 (A) (B) (C)...  2,000    2,000
  State Economic Development
    Authority, Data Tac Industries
    Incorporated Project, Series
    W, VRDN, RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...  1,115    1,115
  State Economic Development
    Authority, Dates-Tru Project,
    VRDN, RB
    3.450%, 03/01/95 (A) (B) (C)...    900      900
  State Economic Development
    Authority, Economic Growth
    Bonds, Series C-1, VRDN,
    RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...    590      590
  State Economic Development
    Authority, Eldorado Terminal
    Project, Series 1984 B,
    VRDN, GO
    3.900%, 03/01/95 (A) (B).......  2,800    2,800
  State Economic Development
    Authority, Eldorado Terminal
    Project, Series 1984 B,
    VRDN, RB
    3.900%, 03/01/95 (A) (B).......  1,100    1,100



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995

NEW JERSEY MUNICIPAL
MONEY FUND (CONTINUED)

                                    FACE
                                   AMOUNT  VALUE
                                    (000)  (000)
                                   ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  State Economic Development
    Authority, First Management
    Fellowship Project, Series B,
    VRDN, RB
    4.000%, 03/07/95 (A) (B) (C).. $1,000 $ 1,000
  State Economic Development
    Authority, Jersey Avenue
    Project, VRDN, RB
    3.900%, 03/07/95 (A) (B) (C)..    800     800
  State Economic Development
    Authority, Makita U.S.A.
     Incorporated Project,
    VRDN, RB
    4.050%, 03/07/95 (A) (B) (C)..    600     600
  State Economic Development
    Authority, Russell Berrie
    Project, VRDN, RB
    4.250%, 03/07/95 (A) (B) (C)..    200     200
  State Economic Development
    Authority, Series A, VRDN, GO
    4.200%, 03/07/95 (A) (B) (C)..    300     300
  State Economic Development
    Authority, Series J, VRDN,
    RB, AMT
    4.200%, 03/07/95 (A) (B) (C)..    650     650
  State Educational Facility
    Authority, College And
    University Equipment Project,
    Series A, VRDN, RB, (FGIC)
    3.850%, 03/07/95 (A) (B)......    550     550
  State Health Care Facilities
    Financing Authority, Hospital
    And Nursing Home
    Improvement Project,
    VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)..    200     200
  State Health Care Facilities
    Financing Authority, Hospital
    Capital Asset Financing
    Project, Series A,
    VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)..    600     600


                                         FACE
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
  State Health Care Facilities
    Financing Authority, Hospital
    Capital Asset Financing, Series
    D, VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)....... $  200 $   200
  State Healthcare Facilities Financ-
    ing Authority, Jersey Shore
    Medical Center Project, RB,
    (AMBAC)
    5.000%, 07/01/95 (C)...............    710     712
  State Turnpike Authority, Series
    D, VRDN, RB, (FGIC)
    3.750%, 03/07/95 (A) (B)...........  2,000   2,000
    State, TECP
    3.400%, 03/02/95 (C)...............  2,000   2,000
  State, Governmental,
    Series 501 C 3, GO
    5.800%, 08/01/95...................  1,000   1,007
  State, Series A, TRAN
    5.000%, 06/15/95...................  2,000   2,006
  Union County, Industrial Pollution
    Control Financing Authority,
    Exxon Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).......  1,300   1,300
  Woodbridge Township, Sewer
    Utilities, BAN
    4.480%, 10/06/95...................  1,500   1,500
                                               -------
                                                37,385
                                               -------
Pennsylvania (2.3%)
  State, Transportation Trust Fund,
    Series A, RB
    4.500%, 12/15/95...................  1,000     998
                                               -------
Puerto Rico (11.4%)
  Commonwealth Public Finance
    Agency, Series A, RB
    4.750%, 07/01/95...................  2,000   2,005
  Commonwealth Public Finance
    Authority, RB
    6.350%, 07/01/95 (C)...............    960     966

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


                                         FACE
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ --------
MUNICIPAL BONDS, CONCLUDED:
Puerto Rico, continued:
  Governmental Development Bank,
    TECP
    3.900%, 04/07/95................... $2,000 $ 2,000
                                               -------
                                                 4,971
                                               -------
  Total Municipal Bonds
    (Cost $43,354,348).................         43,354
                                               -------
  Total Investments (99.4%)
    (Cost $43,354,348).................         43,354
                                               -------
OTHER ASSETS AND LIABILITIES (0.6%)
Other Assets and Liabilities, Net......            256
                                               -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 43,617,629 outstanding
    shares of beneficial interest......         43,617
  Accumulated net realized loss on
    investments........................             (7)
                                               -------
  Total Net Assets: (100.0%)...........        $43,610
                                               =======

  Net Asset Value, Offering Price
    and Redemption Price Per
    Share..............................          $1.00
                                               =======

---------------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
BAN-Bond Anticipation Note
GO-General Obligation
RB-Revenue Bond
TECP-Tax-Exempt Commercial Paper
TRAN-Tax and Revenue Anticipation Note
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company


PENNSYLVANIA MUNICIPAL
MONEY FUND

                                       FACE
                                      AMOUNT  VALUE
                                      (000)   (000)
                                     ------- -------
MUNICIPAL BONDS (104.8%)
Pennsylvania (104.8%)
  Allegheny County, Mortgage
    Backed Security Program,
    Series F, RB
    3.700%, 06/01/95 (C)............ $ 1,075 $ 1,075
  Allegheny County, Port
    Authority, GAN
    4.100%, 07/03/95 (C)............   1,000   1,000
  Beaver County, Industrial
    Development Authority,
    Duquesne Light Project,
    Series B, VRDN, RB
    4.050%, 03/07/95 (A) (B) (C)....     600     600
  Beaver County, Industrial
    Development Authority,
    Duquesne Light Project,
    Series A, VRDN, RB
    4.050%, 03/07/95 (A) (B) (C)....     500     500
  Berks County, Industrial
    Development Authority, VRDN,
    RB
    3.850%, 03/01/95 (A) (B) (C)....     700     700
  Chartiers Valley, Industrial and
    Commercial Development
    Authority, William Penn Place
    Project, VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)....     200     200
  Conneaut, School District
    Authority, GO, (AMBAC)
    9.750%, 05/01/95................   1,000   1,009
  Delaware County, Industrial
    Development Authority, BP Oil
    Project, VRDN, RB
    3.600%, 03/07/95 (A) (B)........     200     200
  Delaware County, Industrial
    Development Authority,
    Pollution Control, TECP, (FGIC)
    3.700%, 03/01/95................   1,800   1,800
  Delaware County, Industrial
    Development Authority, Scott
    Paper Project, Series A, VRDN,
    RB
    4.100%, 03/07/95 (A) (B) (C)....   1,000   1,000





    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995





PENNSYLVANIA MUNICIPAL
MONEY FUND (CONTINUED)

                                       FACE
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
MUNICIPAL BONDS, CONTINUED:
Pennsylvania, continued:
  Delaware County, Industrial
    Development Authority, Scott
    Paper Project, Series C, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C).....   $900    $900
  Delaware County, Industrial
    Development Authority, United
    Parcel Services Project, VRDN,
    RB
    3.750%, 03/01/95 (A) (B) (C).....    900     900
  Emmaus, VRDN, GO
    4.050%, 03/07/95 (A) (B) (C).....  1,100   1,100
  Langhorne, Hospital Revenue
    Authority, Franciscan Health
    Systems Project, Series C,
    VRDN, RB
    3.750%, 03/01/95 (A) (B) (C).....    600     600
  Lehigh County, Industrial
    Development Authority,
    Pollution Control, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C).....    900     900
  Montgomery County, Industrial
    Development Authority, TECP
    4.250%, 05/04/95 (C).............  2,000   2,000
  Montgomery County, Industrial
    Development Authority, Quaker
    Chemical Project, VRDN, RB
    3.850%, 03/01/95 (A) (B) (C).....    500     500
  Montour County, Health System
    Authority, Geisinger Project,
    Series B, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    800     800
  Northeastern, Hospital Authority,
    TECP, (MBIA)
    4.100%, 04/13/95.................    600     600
  Philadelphia, Hospital And Higher
    Education Facilities Authority,
    Children's Hospital Project,
    VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    100     100

                                     FACE
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
  Philadelphia, Hospitals And
    Higher Education Facility
    Authority, Community College
    Project, Series B, RB, (MBIA)
    3.750%, 05/01/95............... $  390  $  390
  Philadelphia, School District,
    Series B, GO, (AMBAC)
    3.750%, 07/01/95...............  1,000     999
  Philadelphia, School District,
    TRAN
    4.750%, 06/30/95...............  1,000   1,001
  Philadelphia, TRAN
    4.750%, 06/15/95 (C)...........  1,000   1,003
  Quakertown, Hospital Authority,
    HPS Group Pooled Financing
    Project, VRDN, RB
    3.800%, 03/07/95 (A) (B) (C)...    300     300
  Reading, School District
    Authority, GO, (MBIA)
    6.600%, 03/01/95...............  1,140   1,140
  Sayre, Health Care Facilities
    Authority, Capital Financing
    Project, Series H, VRDN, RB,
    (AMBAC)
    4.050%, 03/07/95 (A) (B).......    290     290
  Sayre, Health Care Facility
    Authority, Capital Financing
    Project, Series A, VRDN, RB,
    (AMBAC)
    4.050%, 03/07/95 (A) (B) (C)...  1,200   1,200
  Sayre, Health Care Facility
    Authority, Capital Financing
    Project, Series D, VRDN, RB,
    (AMBAC)
    4.050%, 03/07/95 (A) (B).......    800     800
  Schuylkill County, Industrial
    Development Authority,
    Northeastern Power Project,
    Series B, VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)...  1,500   1,500



                                   Continued

                                                      THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


                                     FACE
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
MUNICIPAL BONDS, CONCLUDED:
Pennsylvania, continued:
  Schuylkill County, Industrial
    Development Authority,
    Westwood Energy Project,
    VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)... $1,100 $ 1,100
  State, Energy Development
    Authority, B & W Edensburg
    Project, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)...    100     100
  State, Energy Development
    Authority, B & W Edensburg
    Project, VRDN, RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...    510     510
  State, Energy Development
    Authority, Piney Creek Project,
    Series A, VRDN, RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...    100     100
  State, GO
    5.700%, 08/01/95...............    625     626
    5.500%, 11/15/95...............  1,000   1,007
  State, Higher Education
    Authority, Drexel University
    Project, RB, (MBIA)
    6.500%, 05/01/95...............    250     251
  State, Higher Education
    Authority, Lasalle University
    Project, RB, (MBIA)
    6.400%, 05/01/95...............    585     588
  State, Higher Education
    Authority, Series B, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)...  3,100   3,098
  State, Higher Education
    Authority, University of
    Pennsylvania Project, Series 1,
    VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)...  1,000   1,000
  State, Highway Authority,
    Series T, GO
    5.700%, 08/01/95...............    375     376
  State, Housing Finance Agency,
    Series 35A, RB
    3.800%, 04/01/95...............    500     500


                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ --------
  State, Series 1, GO
    3.000%, 05/01/95.................... $  825 $   824
  State, Series 1, TRAN
    4.750%, 06/30/95....................  2,000   2,005
                                                -------
                                                 37,192
                                                -------
  Total Municipal Bonds
    (Cost $37,192,314)..................         37,192
                                                -------
  Total Investments (104.8%)
    (Cost $37,192,314)..................         37,192
                                                -------
OTHER ASSETS AND LIABILITIES (-4.8%)
Other Assets and Liabilities, Net.......         (1,714)
                                                -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 35,480,795 outstanding
    shares of beneficial interest.......         35,481
  Accumulated net realized loss on
    investments.........................             (3)
                                                -------
  Total Net Assets: (100.0%)............        $35,478
                                                =======

  Net Asset Value, Offering Price
    and Redemption Price Per
    Share...............................        $  1.00
                                                =======

---------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand Features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
GAN-Grant Anticipation Note
GO-General Obligation
RB-Revenue Bond
TECP-Tax-Exempt Commercial Paper
TRAN-Tax and Revenue Anticipation Note
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets.

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
MBIA-Municipal Bond Insurance Association



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


EQUITY INCOME FUND

                                            MARKET
                                             VALUE
                                    SHARES   (000)
                                   ------- --------
COMMON STOCKS (93.2%)
Air Conditioning (0.7%)
  York International..............  53,200 $  2,048
                                           --------
Air Transportation (0.2%)
  AMR*............................   8,000      489
                                           --------
Aircraft (2.2%)
  BE Aerospace*................... 239,800    1,319
  Boeing..........................  48,700    2,246
  Sequa, Class A..................  94,900    2,669
                                           --------
                                              6,234
                                           --------
Aluminum (5.8%)
  Alcan Aluminum................ 100,000      2,425
  Aluminum of America........... 369,400     14,407
                                           --------
                                             16,832
                                           --------
Amusement & Recreation (0.0%)
  Speedway Motorsports*.........   8,100        146
                                           --------
Automotive (3.0%)
  Borg Warner Automotive*.......  75,000        488
  General Motors................ 191,800      8,175
                                           --------
                                              8,663
                                           --------
Banks (9.7%)
  Astoria Financial*............  88,000      2,750
  Bankamerica................... 276,793     13,321
  California Federal Bank*...... 143,462      1,560
  Coast Savings Financial*......  63,600        938
  Keycorp....................... 122,200      3,544
  Long Island Bancorp*.......... 100,000      1,625
  Mellon Bank...................  23,850        909
  Union Bank/San Francisco...... 101,600      3,404
                                           --------
                                             28,051
                                           --------
Building & Construction (2.5%)
  Centex Construction*.......... 251,000      3,106
  Ryland Group.................. 113,500      1,632
  Southdown*.................... 144,300      2,381
                                           --------
                                              7,119
                                           --------


                                            MARKET
                                             VALUE
                                    SHARES   (000)
                                   ------- --------
Chemicals (0.7%)
  Rhone Poulenc SA, ADR...........  30,400 $    726
  Technip ADS 144A*...............  55,700    1,406
                                           --------
                                              2,132
                                           --------
Communications Equipment (0.3%)
  Alcatel Alsthom.................  61,500      999
                                           --------
Computers & Services (0.7%)
  BMC Software....................  30,400    1,953
                                           --------
Drilling Oil & Gas Wells (1.6%)
  Noble Drilling*................. 236,400    1,300
  Sonat Offshore Drilling......... 165,100    3,447
                                           --------
                                              4,747
                                           --------
Electric Utilities (3.9%)
  Central Maine Power............. 139,400    1,952
  Central Vermont Public Service..  50,000      694
  CMS Energy......................  65,300    1,567
  New York State Electric & Gas...  49,100    1,056
  Niagara Mohawk Power............ 168,200    2,502
  Unicom.......................... 141,900    3,618
                                           --------
                                             11,389
                                           --------
Electronic and Other Electrical
  Equipment (1.2%)
  Raychem.........................  83,700    3,379
                                           --------
Energy & Power (0.6%)
  Entergy.........................  72,100    1,613
                                           --------
Environmental Services (1.1%)
  WMX Technologies................ 118,100    3,115
                                           --------
Financial Services (3.3%)
  American Express................  59,800    2,018
  Brascan Limited, Class A........ 101,700    1,335
  Green Point Financial........... 100,000    2,338
  Lehman Brothers Holding......... 213,560    3,870
                                           --------
                                              9,561
                                           --------
Food, Beverage & Tobacco (4.9%)
  Chiquita Brands International...  13,000      174
  Interstate Bakeries............. 253,600    3,867

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                              MARKET
                                               VALUE
                                      SHARES   (000)
                                     ------- --------
COMMON STOCKS, CONTINUED:
Food, Beverage & Tobacco, continued:
  Seagram.............................  49,000 $  1,507
  Universal-Virginia.................. 428,600    8,518
                                               --------
                                                 14,066
                                               --------
Forestry (0.3%)
  Rayonier............................  25,900      777
                                               --------
Gas/Natural Gas (1.8%)
  Columbia Gas System.................  14,600      380
  Enserch.............................  55,100      771
  National Fuel Gas...................  25,000      681
  Seagull Energy*..................... 197,800    3,338
                                               --------
                                                  5,170
                                               --------
Insurance (12.3%)
  Ace Limited......................... 234,200    5,796
  Aetna Life & Casualty............... 107,400    5,773
  Alexander & Alexander Services......  92,100    2,003
  American Premier Underwriter........  40,000      985
  Brierley Investments, ADR........... 625,000      900
  Chubb...............................  89,100    7,007
  Cigna...............................  75,000    5,681
  Loews...............................  10,000      971
  Old Republic International.......... 110,000    2,723
  Reinsurance Group of America........  19,200      535
  Unitrin.............................  64,000    3,136
                                               --------
                                                 35,510
                                               --------
Lumber & Wood Products (0.5%)
  Georgia-Pacific.....................  19,000    1,423
                                               --------
Machinery (3.7%)
  Black & Decker...................... 266,400    7,126
  Cooper Industries...................  59,100    2,320
  Keystone International..............  63,000    1,173
                                               --------
                                                 10,619
                                               --------
Marine Transportation (1.4%)
  Alexander & Baldwin.................  92,800    2,018
  London And Overseas Freighter,
  ADR.................................  82,400      948


                                                  MARKET
                                                   VALUE
                                          SHARES   (000)
                                         ------- --------
  OMI*.................................. 168,200 $    883
  Overseas Shipholding Group............   6,900      160
                                                 --------
                                                    4,009
                                                 --------
Medical Products & Services (0.1%)
  Haemonetics*..........................  20,000      318
                                                 --------
Metals & Mining (0.2%)
  Potash of Saskatchewan................  17,300      618
                                                 --------
Miscellaneous Business Services (0.7%)
  Policy Management Systems*............  44,200    1,995
                                                 --------
Paper & Paper Products (7.7%)
  Boise Cascade.........................  50,200    1,613
  International Paper................... 150,800   11,517
  Kimberly-Clark........................  15,000      780
  Temple-Inland......................... 102,500    5,010
  Willamette Industries.................  63,200    3,397
                                                 --------
                                                   22,317
                                                 --------
Petroleum (10.6%)
  Amerada Hess..........................  60,000    2,940
  Atlantic Richfield....................  14,100    1,546
  Burlington Resources..................  87,100    3,353
  Imperial Oil..........................  45,500    1,547
  Nordsk Hydro A.S., ADR................  66,000    2,492
  Occidental Petroleum..................   5,000       99
  Oryx Energy........................... 268,000    2,948
  Petroleum Heat And Power,
    Class A............................. 406,200    2,742
  Phillips Petroleum.................... 116,600    3,892
  Unocal................................ 153,000    4,341
  USX-Marathon Group.................... 284,500    4,623
                                                 --------
                                                   30,523
                                                 --------
Photographic Equipment & Supplies (2.1%)
  Eastman Kodak......................... 121,000    6,171
                                                 --------
Railroads (0.4%)
  Canadian Pacific......................  91,300    1,278
                                                 --------
Real Estate (4.1%)
  American Real Estate Partners*........ 125,100      985
  Equity Inns...........................  20,000      213
  Essex Property Trust.................. 161,000    2,595





                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------------------
February 28, 1995


EQUITY INCOME FUND (CONTINUED)

                                    SHARES/
                                      FACE    MARKET
                                     AMOUNT    VALUE
                                     (000)     (000)
                                    ------- ----------
COMMON STOCKS, CONCLUDED:
Real Estate, continued:
  Gables Residential Trust.......    56,100 $    1,066
  Koger Equity*..................   163,500      1,206
  Newhall Land & Farming.........    74,200      1,085
  Storage Equities...............   163,800      2,416
  Sun Communities................   104,200      2,358
                                            ----------
                                                11,924
                                            ----------
Retail (0.7%)
  Hills Department Stores*.......    36,100        736
  Kmart..........................   100,700      1,283
                                            ----------
                                                 2,019
                                            ----------
Telephones & Telecommunication
  (4.2%)
  BCE............................   249,900      7,716
  Comsat.........................   122,500      2,174
  LDDS Communications*...........    95,614      2,241
                                            ----------
                                                12,131
                                            ----------
  Total Common Stocks
    (Cost $257,077,989)............            269,338
                                            ----------
CONVERTIBLE PREFERRED STOCKS (3.8%)
  Boise Cascade, 7.48% Series G..    99,800      2,732
  Glendale Federal Savings Bank,
    8.75% Series E................. 211,450      5,841
  Reynolds Metals, 7.00% Series..    30,600      1,461
  Santa Fe Energy Resources,
    Series A....................... 100,000        900
                                            ----------
  Total Convertible Preferred
    Stocks (Cost $9,715,335).......             10,934
                                            ----------
WARRANTS (0.1%)
  Glendale Federal Savings Bank
    Warrants*...................... 130,480        326
                                            ----------
  Total Warrants
    (Cost $369,912)................                326
                                            ----------
CONVERTIBLE BONDS (1.6%)
  AMR 6.125%, 11/01/24...........    $4,775      4,309
  Riverwood International
    6.750%, 09/15/03...............     360        391
                                            ----------
  Total Convertible Bonds
    (Cost $4,849,913)..............              4,700
                                            ----------


                                         FACE   MARKET
                                        AMOUNT   VALUE
                                         (000)   (000)
                                        ------ ---------
REPURCHASE AGREEMENT (1.0%)
  JP Morgan, 6.05%, dated 02/28/95,
    matures 03/01/95, repurchase
    price $2,766,465 (collateralized by
    United States Treasury Bonds,
    par value $2,805,000, 5.125%,
    11/15/95, market value
    $2,779,580)........................ $2,766 $  2,766
                                               --------
  Total Repurchase Agreement
    (Cost $2,766,000)..................           2,766
                                               --------
  Total Investments (99.7%)
    (Cost $274,779,149)................         288,064
                                               --------
OTHER ASSETS AND LIABILITIES (0.3%)
Other Assets and Liabilities, Net......             825
                                               --------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 24,355,658 outstanding
    shares of beneficial interest......         277,951
  Accumulated net realized loss on
    investments........................          (2,408)
  Net unrealized appreciation on
    investments........................          13,284
  Undistributed net investment
    income.............................              62
                                               --------
  Total Net Assets: (100.0%)...........        $288,889
                                               ========
  Net Asset Value and Redemption
    Price Per Share....................          $11.86
                                               ========
  Maximum Public Offering Price Per
    Share ($11.86/96.25%)..............          $12.32
                                               ========

---------
*Non-income producing security
ADR-American Depository Receipt


    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS                               THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

GROWTH FUND

                                                  MARKET
                                                   VALUE
                                        SHARES     (000)
                                       -------   --------
COMMON STOCKS (91.7%)
Air Conditioning (1.1%)
  York International..................  38,700     $1,490
                                                 --------
Autoparts (1.7%)
  Autozone*...........................  90,100      2,388
                                                 --------
Broadcasting, Newspapers &
  Advertising (1.7%)
  Comcast Corporation Special,
    Class A........................... 150,000      2,363
                                                 --------
Building & Construction (1.1%)
  Foster Wheeler......................  44,900      1,470
                                                 --------
Chemical & Allied Products (6.1%)
  Albemarle........................... 130,000      1,853
  Engelhard........................... 111,000      2,928
  Loctite.............................  17,100        787
  Zeneca Group PLC, ADR...............  72,000      2,978
                                                 --------
                                                    8,546
                                                 --------
Commercial Banks (3.9%)
  JP Morgan...........................  34,000      2,193
  Republic New York...................  66,000      3,292
                                                 --------
                                                    5,485
                                                 --------
Communications Equipment (1.5%)
  Motorola............................  37,000      2,128
                                                 --------
Computer and Office Equipment (6.8%)
  Cisco Systems*......................  69,000      2,329
  Computer Sciences*..................  50,000      2,456
  Hewlett Packard.....................  24,000      2,760
  Microsoft*..........................  30,000      1,890
  TGV Software........................   1,300         21
                                                 --------
                                                    9,456
                                                 --------
Electronic Components (3.5%)
  AMP.................................  36,000      2,700
  General Instrument*.................  68,000      2,159
                                                 --------
                                                    4,859
                                                 --------


                                                  MARKET
                                                   VALUE
                                          SHARES   (000)
                                         ------- --------
Food & Beverage (4.1%)
  General Mills.....................    22,600 $    1,370
  Pepsico...........................    73,000      2,856
  Sara Lee..........................    58,000      1,523
                                                 --------
                                                    5,749
                                                 --------
Insurance (6.9%)
  Ace Limited.......................   126,000      3,119
  American International Group......    26,500      2,749
  American Re Insurance*............    67,200      2,293
  Value Health*.....................    38,300      1,427
                                                 --------
                                                    9,588
                                                 --------
Miscellaneous Business Services (6.5%)
  Automatic Data Processing.........    42,000      2,583
  Dun & Bradstreet..................    32,000      1,652
  Fiserv*...........................   107,000      2,808
  Policy Management Systems*........    44,000      1,986
                                                 --------
                                                    9,029
                                                 --------
Miscellaneous Manufacturing (1.1%)
  International Game Technology.....   107,000      1,498
                                                 --------
Mortgage Bankers (2.2%)
  Federal National Mortgage
    Association.......................  40,000      3,085
                                                 --------
Nursing Care Facilities (1.0%)
  Beverly Enterprises*..............   109,000      1,417
                                                 --------
Oil Service (1.4%)
  Schlumberger......................    34,500      1,962
                                                 --------
Paper & Paper Products (3.3%)
  International Paper...............    21,900      1,673
  Kimberly-Clark....................    50,000      2,600
                                                 --------
                                                    4,273
                                                 --------
Petroleum (6.4%)
  Amoco.............................    54,000      3,199
  Burlington Resources..............    35,000      1,348
  Kerr McGee........................    32,000      1,612
  Unocal............................    99,000      2,809
                                                 --------
                                                    8,968
                                                 --------


                                   Continued

SCHEDULE OF INVESTMENTS/STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


GROWTH FUND (CONTINUED)

                                                 MARKET
                                                  VALUE
                                      SHARES      (000)
                                     -------    --------
COMMON STOCK, CONCLUDED:
Pharmeceuticals (10.6%)
  Abbott Laboratories.............    77,000    $  2,734
  Biogen*.........................    25,000       1,031
  Boston Scientific*..............   134,600       2,910
  Genetics Institute*.............    42,000       1,512
  Hafslund Nycomed-Cl B ADR.......    80,300       1,596
  Perrigo*........................   100,000       1,388
  Pfizer..........................    43,000       3,555
                                                --------
                                                  14,726
                                                --------
Printing & Publishing (4.4%)
  Knight-Ridder...................    26,800       1,471
  Scholastic*.....................    51,700       2,611
  Washington Post, Class B........     8,000       2,026
                                                --------
                                                   6,108
                                                --------
Pumps and Pumping Equipment (1.5%)
  Duriron.........................   120,000       2,250
                                                --------
Retail (1.4%)
  Wal-Mart Stores.................    85,000       2,019
                                                --------
Rubber & Plastic (3.3%)
  Illinois Tool Works.............    70,000       3,141
  Rubbermaid......................    46,000       1,455
                                                --------
                                                   4,596
                                                --------
Steel & Steel Works (0.8%)
  LTV*............................    74,000       1,138
                                                --------
Telephones & Telecommunication
  (7.3%)
  AT&T............................    36,500       1,889
  Ericsson (L.M.) Telephone, ADR..    50,000       2,843
  MCI Communications..............    90,000       1,811
  Telefonos de Mexico, Class L,
    ADR...........................    49,600       1,370
  Vodafone Group, ADR.............    75,000       2,288
                                                --------
                                                  10,201
                                                --------
Trucking (2.1%)
  M.S. Carriers*..................   120,200       2,945
                                                --------
  Total Common Stocks
    (Cost $117,054,965)...........               127,737
                                                --------


                                     SHARES/
                                       FACE      MARKET
                                      AMOUNT      VALUE
                                      (000)       (000)
                                     -------    --------
PREFERRED STOCKS (0.9%)
Petroleum Refining (0.9%)
  Nokia Pfd, ADR..................    16,500    $  1,242
                                                --------
  Total Preferred Stocks
    (Cost $666,188)...............                 1,242
                                                --------
REPURCHASE AGREEMENT (1.6%)
  JP Morgan, 6.05%, dated
    02/28/95, matures 03/01/95,
    repurchase price $2,302,387
    (collateralized by United States
    Treasury Bonds par value
    $2,335,000, 5.125%, 11/15/95,
    market value $2,313,839)........  $2,302       2,302
                                                --------
  Total Repurchase Agreement
    (Cost $2,302,000)...............               2,302
                                                --------
  Total Investments (94.2%)
    (Cost $120,023,153).............             131,281
                                                --------

---------------
*Non-income producing security
ADR-American Depository Receipt
PLC-Public Limited Company


SMALL CAP VALUE FUND

COMMON STOCKS (99.0%)
Aerospace & Defense (4.4%)
  AAR.......................... 31,500    $    434
  Thiokol...................... 15,400         398
  Watkins Johnson..............  9,300         339
                                          --------
                                             1,171
                                          --------
Air Transportation (1.3%)
  Alaska Airgroup*............. 22,600         347
                                          --------
Aircraft (1.5%)
  UNC*......................... 71,800         404
                                          --------
Amusement & Recreation (2.9%)
  Huffy........................ 23,400         360
  Outboard Marine.............. 18,800         395
                                          --------
                                               755
                                          --------


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                            MARKET
                                             VALUE
                                     SHARES  (000)
                                     ------ -------
COMMON STOCKS, CONTINUED:
Apparel/Textiles (4.5%)
  Delta Woodside Industries.......   30,600 $   333
  Guilford Mills..................   19,000     423
  Interface.......................   30,700     433
                                            -------
                                              1,189
                                            -------
Automotive (1.3%)
  Arvin Industries................   15,200     346
                                            -------
Building & Construction (1.2%)
  CRSS............................   11,900     115
  Morrison Knudsen................   26,000     201
                                            -------
                                                316
                                            -------
Building & Construction Supplies
  (0.7%)
  Southdown*......................   11,000     182
                                            -------
Computers & Services (4.2%)
  Cray Research*..................   20,700     349
  Egghead*........................   25,000     263
  Intergraph*.....................   40,700     498
                                            -------
                                              1,110
                                            -------
Environmental Services (0.8%)
  Mid-American Waste..............   38,300     215
                                            -------
Financial Services (2.8%)
  Capstead Mortgage...............   11,400     278
  Morgan Keegan...................   29,850     448
                                            -------
                                                726
                                            -------
Food, Beverage & Tobacco (3.4%)
  Adolph Coors, Class B...........   15,300     249
  Chiquita Brands International...   23,100     309
  Rykoff-Sexton...................   21,625     332
                                            -------
                                                890
                                            -------
Footwear (1.4%)
  Brown Group.....................    8,800     284
  L.A. Gear*......................   18,700      72
                                            -------
                                                356
                                            -------
Information Services (1.2%)
  Primark*........................   21,900     318
                                            -------


                                               MARKET
                                               VALUE
                                       SHARES  (000)
                                       ------ -------
Insurance (6.4%)
  Guaranty National.................   19,500 $   336
  John Alden Financial..............   10,800     311
  Ohio Casualty.....................   11,100     374
  Provident Life & Accident
    Insurance, Class B................ 14,800     348
  Reliastar Financial...............    9,200     314
                                              -------
                                                1,683
                                              -------
Leasing & Renting (1.5%)
  Comdisco..........................    4,600     117
  PHH...............................    7,600     285
                                              -------
                                                  402
                                              -------
Machinery (4.0%)
  Nacco Industries, Class A.........    7,200     370
  SPX...............................   18,600     284
  Toro..............................   14,000     404
                                              -------
                                                1,058
                                              -------
Measuring Devices (0.8%)
  Tektronix.........................    6,200     212
                                              -------
Medical Products & Services (3.5%)
  Continental Medical Systems*......   30,900     193
  Spacelabs Medical*................   17,000     412
  Universal Health Services,
    Class B*.......................... 12,600     315
                                              -------
                                                  920
                                              -------
Metals & Mining (2.2%)
  Magma Copper*.....................   21,000     330
  Terra Industries..................   23,600     260
                                              -------
                                                  590
                                              -------
Metals Fabrication (1.4%)
  Amcast Industrial.................   19,000     359
                                              -------
Miscellaneous Business Services
  (1.7%)
  National Service Industries.......    9,600     258
  Pinkerton's*......................   10,700     190
                                              -------
                                                  448
                                              -------
Miscellaneous Consumer Services
  (1.1%)
  CPI...............................   19,000     285
                                              -------


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


SMALL CAP VALUE FUND (CONTINUED)

                                          MARKET
                                          VALUE
                                  SHARES  (000)
                                  ------ -------
COMMON STOCKS, CONCLUDED:
Natural Gas (3.9%)
  Energen......................   19,000 $   418
  Enserch......................   21,800     305
  UGI..........................   14,500     294
                                         -------
                                           1,017
                                         -------
Paper & Paper Products (3.6%)
  Nashua.......................   14,500     286
  Pope And Talbot..............   21,000     347
  Stone Container..............   13,000     304
                                         -------
                                             937
                                         -------
Petroleum (3.4%)
  Diamond Shamrock R&M.........   12,200     305
  Pool Energy Services*........   39,700     303
  Quaker State.................   20,700     300
                                         -------
                                             908
                                         -------
Printing & Publishing (2.9%)
  Bowne........................   21,300     364
  Gibson Greetings.............   23,100     217
  Western Publishing Group*....   20,500     195
                                         -------
                                             776
                                         -------
Real Estate (1.6%)
  Pulte........................   18,300     421
                                         -------
Retail (11.8%)
  Caldor*......................   13,900     318
  Fred's.......................   30,000     300
  General Host.................   26,250     167
  Genesco*.....................   53,100     126
  Good Guys*...................   30,100     357
  Hechinger, Class A...........   39,000     452
  Ross Stores..................   25,600     299
  Ruddick......................   19,200     391
  Sizzler International........   57,300     365
  United States Shoe...........   18,100     344
                                         -------
                                           3,119
                                         -------
Rubber & Plastic (0.4%)
  Furon........................    5,100     101
                                         -------


                                                MARKET
                                                VALUE
                                        SHARES  (000)
                                        ------ -------
Semi-Conductors/Instruments (4.1%)
  Applied Magnetics*.................   31,500 $    95
  M/A Communications*................   35,600     245
  Pioneer Standard Electronics.......   24,200     423
  Quantum*...........................   22,300     329
                                               -------
                                                 1,092
                                               -------
Steel & Steel Works (2.3%)
  Geneva Steel, Class A*.............   17,700     230
  Quanex.............................   16,500     388
                                               -------
                                                   618
                                               -------
Trucking (1.2%)
  Carolina Freight...................   27,300     324
                                               -------
Utilities (3.6%)
  IES Industries.....................   10,100     276
  United Illuminating................   11,000     366
  Washington Water Power.............   20,600     309
                                               -------
                                                   951
                                               -------
Wholesale (6.0%)
  Bergen Brunswig, Class A...........   25,095     684
  Handleman..........................   34,500     367
  Marshall Industries*...............   12,400     322
  Universal-Virginia.................   10,200     203
                                               -------
                                                 1,576
                                               -------
  Total Common Stocks
    (Cost $25,965,711).................         26,122
                                               -------
  Total Investments (99.0%)
    (Cost $25,965,711).................         26,122
                                               -------
OTHER ASSETS AND LIABILITIES (1.0%)
Other Assets and Liabilities, Net......            271
                                               -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value) based
    on 2,397,825 outstanding shares
    of beneficial interest.............         25,719
  Accumulated net realized gain on
    investments........................            479
  Net unrealized appreciation on
    investments........................            156

                                   Continued

                                                      THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------




                                           MARKET
                                           VALUE
                                   SHARES  (000)
                                   ------ -------

NET ASSETS, CONCLUDED:
  Undistributed net investment
    income........................            $39
                                          -------
  Total Net Assets: (100.0%)....          $26,393
                                          -------
  Net Asset Value and Redemption
    Price Per Share...............         $11.01
                                          -------
  Maximum Public Offering Price
    Per Share ($11.01/96.25%).....         $11.44
                                          -------

------------------
*Non-income producing security

BALANCED FUND

COMMON STOCKS (48.5%)
Aerospace & Defense (1.0%)
  Raytheon......................    3,500    $247
                                          -------
Aircraft (0.8%)
  United Technologies...........    3,000     199
                                          -------
Automotive (1.6%)
  Dana..........................    7,500     185
  Ford Motor....................    8,000     209
                                          -------
                                              394
                                          -------
Banks (3.8%)
  Comerica......................    6,500     183
  JP Morgan.....................    3,000     192
  Keycorp.......................    6,400     186
  Mellon Bank...................    5,000     191
  PNC Financial.................    6,000     153
                                          -------
                                              905
                                          -------
Chemicals (3.1%)
  Crompton & Knowles............   10,000     169
  E.I. Dupont de Nemours........    4,000     224
  Engelhard.....................    7,000     185
  Witco.........................    5,800     166
                                          -------
                                              744
                                          -------


                                                MARKET
                                                VALUE
                                        SHARES  (000)
                                        ------ -------

Communications Equipment (0.8%)
  Harris.............................    4,000    $180
                                               -------
Computers & Services (1.4%)
  Novell*............................    8,200     167
  Pitney Bowes.......................    5,000     177
                                               -------
                                                   344
                                               -------
Drugs (3.1%)
  Bristol Myers Squibb...............    4,000     248
  Merck..............................    4,300     182
  Schering Plough....................    1,700     133
  Warner Lambert.....................    2,500     191
                                               -------
                                                   754
                                               -------
Electrical Equipment (1.0%)
  Grainger (W.W.)....................    4,000     245
                                               -------
Electronic Equipment (2.2%)
  General Electric...................    6,000     329
  Texas Instruments..................    2,500     197
                                               -------
                                                   526
                                               -------
Environmental Services (1.2%)
  Wheelabrator Technologies..........   10,000     138
  WMX Technologies...................    5,800     152
                                               -------
                                                   290
                                               -------
Financial Services (0.8%)
  Federal National Mortgage
    Association........................  2,500     193
                                               -------
Food, Beverage & Tobacco (3.0%)
  Anheuser Busch.....................    2,800     158
  Archer Daniels Midland.............    9,000     171
  Pepsico............................    5,000     196
  Philip Morris Companies............    3,000     182
                                               -------
                                                   707
                                               -------
Holding Company, Diversified (0.7%)
  Hanson PLC, ADR....................    8,500     159
                                               -------


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


BALANCED FUND (CONTINUED)

                                                  MARKET
                                                  VALUE
                                          SHARES  (000)
                                          ------ -------

COMMON STOCKS, CONCLUDED:
Household Furniture & Fixtures (0.7%)
  Masco................................    6,200    $156
                                                 -------
Insurance (1.5%)
  Lincoln National.....................    4,700     190
  Loews................................    1,700     165
                                                 -------
                                                     355
                                                 -------
Machinery (1.4%)
  BW/IP, Inc...........................    7,000     112
  Ingersoll Rand.......................    7,000     223
                                                 -------
                                                     335
                                                 -------
Miscellaneous Manufacturing (1.8%)
  Duracell International...............    4,000     167
  Minnesota Mining and
    Manufacturing........................  5,000     273
                                                 -------
                                                     440
                                                 -------
Oil Services (0.8%)
  Schlumberger.........................    3,500     199
                                                 -------
Paper & Paper Products (1.8%)
  Kimberly-Clark.......................    5,000     260
  Weyerhaeuser.........................    4,000     163
                                                 -------
                                                     423
                                                 -------
Petroleum (3.4%)
  Atlantic Richfield...................    2,000     219
  Burlington Resources.................    5,500     212
  Chevron..............................    3,800     181
  Texaco...............................    3,000     191
                                                 -------
                                                     803
                                                 -------
Professional Services (0.8%)
  Dun & Bradstreet.....................    3,800     196
                                                 -------
Railroads (1.6%)
  Norfolk Southern.....................    3,000     198
  Union Pacific........................    3,500     183
                                                 -------
                                                     381
                                                 -------


                                          SHARES/
                                            FACE   MARKET
                                           AMOUNT  VALUE
                                           (000)   (000)
                                          ------- -------

Restaurants (0.6%)
  McDonald's...........................     4,200 $   140
                                                  -------
Retail (3.1%)
  J. C. Penney.........................     4,000     172
  May Department Stores................     6,000     219
  Toys "R" Us*.........................     6,500     181
  Wal-Mart Stores......................     7,200     171
                                                  -------
                                                      743
                                                  -------
Semi-Conductors/Instruments (1.0%)
  Avnet................................     6,000     233
                                                  -------
Telephones & Telecommunication (3.5%)
  Airtouch Communications*.............     5,500     150
  American Telephone & Telegraph.......     5,500     284
  Bell Atlantic........................     4,000     215
  GTE..................................     5,800     194
                                                  -------
                                                      843
                                                  -------
Utilities (2.0%)
  Dominion Resources of Virginia.......     4,500     171
  General Public Utilities.............     4,000     121
  Pacific Gas and Electric.............     7,000     179
                                                  -------
                                                      471
                                                  -------
  Total Common Stocks
    (Cost $11,120,096)...................          11,605
                                                  -------
CORPORATE BONDS (6.6%)
  Associates, N.A.
     7.250%, 05/15/98....................    $200     199
  Ford Motor Credit
     7.500%, 06/15/04....................     250     243
  General Electric Capital
     8.000%, 01/15/98....................     200     204
  Pepsico
     6.250%, 09/01/99....................     200     191
  Southern California Edison
     5.875%, 02/01/98....................     200     191
  Wal-Mart Stores
     8.000%, 09/15/06....................     300     303
  WMX Technologies
     8.250%, 11/15/99....................     250     257
                                                  -------
  Total Corporate Bonds
    (Cost $1,569,957)....................           1,588
                                                  -------

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                        FACE   MARKET
                                       AMOUNT  VALUE
                                       (000)   (000)
                                      ------- -------

CONVERTIBLE BONDS (0.9%)
  Time Warner
    8.750%, 01/10/15................     $200  $  201
                                              -------
  Total Convertible Bonds
    (Cost $200,156)..................             201
                                              -------
ASSET BACKED SECURITIES (1.0%)
  American Express Master Trust
     7.150%, 08/15/99................     250     246
                                              -------
  Total Asset Backed Securities
    (Cost $244,922)..................             246
                                              -------
U.S. TREASURY OBLIGATIONS (30.2%)
  U.S. Treasury Bonds
     7.250%, 05/15/16................     500     483
     7.500%, 11/15/16................     500     495
     8.125%, 08/15/19................     500     529
  U.S. Treasury Notes
     5.500%, 04/30/96................     500     494
     6.000%, 06/30/96................     200     198
     6.125%, 07/31/96................     150     149
     7.250%, 08/31/96................     500     504
     7.500%, 01/31/97................     300     304
     6.750%, 02/28/97................     250     250
     6.750%, 05/31/97................     250     249
     7.375%, 11/15/97................     500     505
     7.250%, 02/15/98................     400     403
     7.500%, 10/31/99................     500     508
     6.375%, 01/15/00................     250     243
     7.500%, 11/15/01................     650     664
     7.500%, 05/15/02................     500     510
     6.375%, 08/15/02................     250     238
     7.250%, 05/15/04................     250     250
     7.875%, 11/15/04................     250     261
                                              -------
  Total U. S. Treasury Obligations
    (Cost $7,157,533)................           7,237
                                              -------
U.S. GOVERNMENT AGENCY OBLIGATIONS (1.3%)
  Federal Home Loan Mortgage
    Corporation
    7.125%, 07/21/99.................     300     299
                                              -------
  Total U.S. Government Agency
    Obligations (Cost $296,344)......             299
                                              -------


                                       FACE      MARKET
                                      AMOUNT     VALUE
                                   (000)/SHARES  (000)
                                   ------------ -------

SHORT TERM INVESTMENTS (10.8%)
  Chemical Bank Repurchase
    Agreement, 6.05%, dated
    02/28/95, matures 03/01/95,
    repurchase price $1,645,276
    (collateralized by U.S.
    Treasury Note, par value
    $1,660,000, 7.25%, maturing
    02/15/98, market value
    $1,679,893)...................       $1,645  $1,645
  Temp Cash Fund................            942     942
                                                -------
  Total Short Term Investments
    (Cost $2,587,000).............                2,587
                                                -------
  Total Investments (99.3%)
    (Cost $23,176,008)............               23,763
                                                -------
OTHER ASSETS AND LIABILITIES (0.7%)
Other Assets and Liabilities,
  Net...........................                    170
                                                -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 2,323,146
    outstanding shares of
    beneficial interest...........               23,216
  Accumulated net realized gain
    on investments................                  130
  Net unrealized appreciation on
    investments...................                  587
                                                -------
  Total Net Assets: (100.0%)......              $23,933
                                                =======
  Net Asset Value and
    Redemption Price Per Share....               $10.30
                                                =======
  Maximum Public Offering Price
    Per Share ($10.30/96.25%).....               $10.70
                                                =======

---------
*Non-income producing security.
ADR-American Depository Receipt
PLC-Public Limited Company


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995

SHORT/INTERMEDIATE FUND

                                         FACE   MARKET
                                        AMOUNT   VALUE
                                         (000)   (000)
                                        ------ --------
CORPORATE BONDS (36.2%)
Automobile, Finance (5.9%)
  Ford Capital BV
    9.50%, 07/01/01.................... $2,000 $  2,160
  Ford Motor Credit
    8.00%, 01/15/99....................  1,000    1,011
    8.40%, 03/26/99....................  5,000    5,118
  General Motors Acceptance
    8.60%, 07/17/95....................  2,500    2,519
    9.40%, 06/07/95....................  1,000    1,008
                                               --------
                                                 11,816
                                               --------
Banks (2.0%)
  Republic National Bank
    New York
    6.40%, 04/15/95....................  4,000    4,000
                                               --------
Beverages (6.5%)
  Coca Cola
    7.875%, 09/15/98...................  6,000    6,135
  Pepsico
    5.625%, 07/01/95...................  2,000    1,998
    6.125%, 01/15/98...................  2,000    1,950
    7.00%, 11/15/96....................  3,000    3,004
                                               --------
                                                 13,087
                                               --------
Chemical & Allied Products (1.8%)
  E.I. Dupont de Nemours
    8.45%, 10/15/96....................  3,500    3,574
                                               --------
Electric Utility (3.4%)
  Duke Power
    7.50%, 04/01/99....................  4,000    4,015
  Southern California Edison
    5.90%, 01/15/97....................  3,000    2,936
                                               --------
                                                  6,951
                                               --------
Personal Credit Institutions (4.7%)
  Associates Corporation of North
    America
    5.300%, 09/04/95...................  1,000      994
    6.375%, 04/15/95...................  2,000    2,000
    7.625%, 04/15/98...................  2,400    2,424


                                       FACE   MARKET
                                      AMOUNT   VALUE
                                       (000)   (000)
                                      ------ --------
  Beta Finance
    6.19%, 04/20/95 (A).............. $2,000 $  1,999
  Household Finance
    7.80%, 11/01/96..................  2,000    2,015
                                             --------
                                                9,432
                                             --------
Petroleum Refining (4.5%)
  Texaco Capital
    7.875%, 05/01/95.................  3,000    3,008
    8.530%, 08/15/97.................  1,350    1,385
    9.000%, 11/15/96.................  1,500    1,551
    9.000%, 12/15/99.................  3,000    3,187
                                             --------
                                                9,131
                                             --------
Retail (3.9%)
  Bass America
    6.75%, 08/01/99..................  5,000    4,856
  Wal-Mart Stores
    8.00%, 05/01/96..................  3,000    3,034
                                             --------
                                                7,890
                                             --------
Security Brokers & Dealers (3.5%)
  Goldman Sachs 4.77%, 10/16/95....    3,000    2,966
  Merrill Lynch 6.75%, 03/15/95....    4,000    4,000
                                             --------
                                                6,966
                                             --------
  Total Corporate Bonds
    (Cost $73,770,137)...............          72,847
                                             --------
Collateralized Mortgage
  Obligations (1.9%)
  Federal Home Loan Mortgage
    6.750%, 09/15/16.................  4,000    3,871
                                             --------
  Total Collateralized Mortgage
    Obligations
    (Cost $4,033,750)................           3,871
                                             --------
Asset Backed Securities (15.7%)
  American Express Master Trust
    7.150%, 08/15/99.................  4,750    4,682
  Caterpillar Finance
    6.100%, 03/17/95.................  5,000    5,000
  Chase Manhattan Master Trust
    8.750%, 08/15/99.................  2,000    2,040

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

<Caption
                                       FACE   MARKET
                                      AMOUNT   VALUE
                                       (000)   (000)
                                      ------ --------
ASSET BACKED SECURITIES, CONCLUDED:
  General Motor Acceptance
    Corporation Grantor Trust
    4.150%, 03/15/98................. $1,172 $  1,153
  Merrill Lynch Asset Backed
    5.500%, 05/15/98.................  1,837    1,818
    5.125%, 07/15/98.................  1,654    1,630
  Premier Auto Trust
    4.900%, 10/15/98.................    804      784
    4.650%, 11/02/99.................  5,527    5,328
  Standard Credit Card Master Trust
    8.875%, 09/07/99.................  5,000    5,225
    7.875%, 01/07/00.................  4,000    4,064
                                             --------
  Total Asset Backed Securities
    (Cost $31,970,403)...............          31,724
                                             --------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS (2.0%)
  Federal Home Loan Mortgage
    7.860%, 01/21/97.................  2,000    2,030
  Tennessee Valley Authority
    8.375%, 10/01/99.................  2,000    2,080
                                             --------
  Total U.S. Government Agency
    Obligations (Cost $4,004,410)....           4,110
                                             --------
U. S. TREASURY OBLIGATIONS (41.9%)
  U.S. Treasury Notes
    5.125%, 11/15/95.................  2,000    1,983
    8.500%, 11/15/95.................  2,000    2,027
    7.500%, 01/31/96.................  8,000    8,073
    4.625%, 02/15/96.................  5,000    4,915
    5.125%, 03/31/96.................  3,000    2,956
    4.250%, 05/15/96.................  3,000    2,919
    7.375%, 05/15/96.................  2,000    2,018
    7.250%, 08/31/96.................  1,000    1,008
    6.500%, 11/30/96.................  1,000      996
    7.250%, 11/30/96.................  2,000    2,016
    6.250%, 01/31/97.................  3,000    2,972
    6.750%, 02/28/97.................  2,000    1,999
    6.875%, 04/30/97................. 10,000   10,008
    6.500%, 05/15/97.................  5,000    4,963


                                         FACE
                                        AMOUNT  MARKET
                                        (000)/   VALUE
                                        SHARES   (000)
                                        ------ ---------
    6.750%, 05/31/97................... $8,000 $  7,981
    5.625%, 08/31/97...................  8,000    7,774
    5.750%, 10/31/97...................  3,000    2,916
    6.000%, 11/30/97...................  5,000    4,887
    7.875%, 01/15/98...................  4,000    4,096
    7.250%, 02/15/98...................  4,000    4,034
    5.125%, 02/28/98...................  1,000      951
    8.000%, 08/15/99...................  3,000    3,108
                                               ---------
  Total U. S. Treasury Obligations
    (Cost $86,193,884).................          84,600
                                               ---------
SHORT TERM INVESTMENTS (1.1%)
  Temp Cash Fund.....................    2,141    2,141
                                               ---------
  Total Short Term Investments
    (Cost $2,141,028)..................           2,141
                                               ---------
  Total Investments (98.8%)
    (Cost $202,113,612)................         199,293
                                               ---------
OTHER ASSETS AND LIABILITIES (1.2%)
Other Assets and Liabilities, Net......           2,481
                                               ---------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 19,936,683 outstanding
    shares of beneficial interest......         207,856
  Accumulated net realized loss on
    investments........................          (3,296)
  Net unrealized depreciation on
    investments........................          (2,821)
  Undistributed net investment
    income.............................              35
                                               ---------
  Total Net Assets: (100.0%)...........        $201,774
                                               ---------
  Net Asset Value and Redemption
    Price Per Share....................          $10.12
                                               ---------
  Maximum Public Offering Price
    Per Share ($10.12/96.25%)..........          $10.51
                                               ---------

-----------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


FIXED INCOME FUND

                                      FACE   MARKET
                                     AMOUNT   VALUE
                                     (000)    (000)
                                    ------- --------
CORPORATE BONDS (41.9%)
Auto Finance (3.1%)
  Ford Capital BV
    9.50%, 07/01/01................ $ 1,000 $  1,080
  Ford Motor Credit
    6.75%, 08/15/08................   5,000    4,475
    8.00%, 01/15/99................   2,000    2,023
                                            --------
                                               7,578
                                            --------
Banks (3.0%)
  Banque Nationale de Paris
    9.875%, 05/25/98...............   1,000    1,074
  National Westminster Bank,
    New York
    9.45%, 05/01/01................   4,000    4,334
  Toronto Dominion Bank,
    New York
    7.875%, 08/15/04...............   2,000    1,968
                                            --------
                                               7,376
                                            --------
Commercial Printing (3.9%)
  R.R. Donnelley & Sons
    7.00%, 01/01/03................   2,000    1,933
    8.875%, 04/15/21...............   7,000    7,656
                                            --------
                                               9,589
                                            --------
Electric Utility (1.2%)
  Southern California Edison
    5.90%, 01/15/97................   2,000    1,957
  Teco Energy
    9.25%, 06/19/97................   1,000    1,044
                                            --------
                                               3,001
                                            --------
Financial Services (1.4%)
  Beta Finance
    6.19%, 04/20/95 (A)............   3,500    3,499
                                            --------
Food, Beverage & Tobacco (6.5%)
  Anheuser Busch
    9.00%, 12/01/09................   4,000    4,374
  Archer Daniels Midland
    7.125%, 03/01/13...............   3,000    2,764
  Coca Cola
    7.875%, 09/15/98...............   1,955    1,999


                                          FACE   MARKET
                                         AMOUNT   VALUE
                                         (000)    (000)
                                        ------- --------
  Grand Metropolitan Investment
    7.125%, 09/15/04................... $ 5,000 $  4,791
  Pepsico
    6.125%, 01/15/98...................   2,000    1,950
                                                --------
                                                  15,878
                                                --------
Paper & Allied Products (3.2%)
  Kimberly-Clark, Callable
    02/01/13 @ 100
    7.875%, 02/01/23...................   3,750    3,684
  Weyerhaeuser
    8.84%, 04/12/99....................   4,000    4,200
                                                --------
                                                   7,884
                                                --------
Personal Credit Institutions (1.7%)
  Associates Corporation of North
    America
    8.625%, 06/15/97...................   3,000    3,083
  Associates Corporation of North
    America, Callable
    04/15/96 @100
    7.625%, 04/15/98...................   1,000    1,010
                                                --------
                                                   4,093
                                                --------
Petroleum Refining (2.6%)
  Texaco Capital
    8.50%, 02/15/03....................   5,000    5,225
    9.00%, 11/15/96....................   1,000    1,034
                                                --------
                                                   6,259
                                                --------
Railroads (1.8%)
  Norfolk Southern
    9.00%, 03/01/21....................   4,000    4,365
                                                --------
Retail-Department Stores (1.3%)
  J.C. Penney, Callable
    07/12/00 @ 100
    9.45%, 07/15/02....................   3,000    3,218
                                                --------
Retail-Eating Places (2.8%)
  Bass America
    6.625%, 03/01/03...................   1,000      930
    6.75%, 08/01/99....................   4,000    3,885
  McDonald's
    7.375%, 07/15/02...................   2,000    1,998
                                                --------
                                                   6,813
                                                --------

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                        FACE   MARKET
                                       AMOUNT   VALUE
                                       (000)    (000)
                                      ------- --------
CORPORATE BONDS, CONCLUDED:
Retail-Grocery Stores (2.1%)
  Albertsons
    4.82%, 03/25/96.................. $ 5,000 $  4,894
                                              --------
Retail-Variety Stores (0.8%)
  Wal-Mart Stores
    8.00%, 05/01/96..................   2,000    2,023
                                              --------
Security Brokers & Dealers (2.7%)
  Merrill Lynch
    7.00%, 04/27/08..................   3,000    2,692
    8.30%, 11/01/02..................   2,000    2,030
  Merrill Lynch,
    Callable 04/15/98 @ 100
    7.05%, 05/15/03..................   2,000    1,868
                                              --------
                                                 6,590
                                              --------
Soap (0.8%)
  Procter and Gamble
    7.375%, 03/01/23.................   2,000    1,858
                                              --------
Trucking (3.0%)
  United Parcel Service
    8.375%, 04/01/20.................   7,000    7,324
                                              --------
  Total Corporate Bonds
    (Cost $104,818,508)..............          102,242
                                              --------
COLLATERALIZED MORTGAGE
  OBLIGATIONS (3.4%)
  Federal Home Loan Mortgage
    Corporation
    8.000%, 03/15/05.................   1,773    1,786
    6.750%, 09/15/16.................   6,000    5,807
  Federal National Mortgage
    Association
    9.500%, 09/25/18.................     789      802
                                              --------
  Total Collateralized Mortgage
    Obligations
    (Cost $8,505,143)................            8,395
                                              --------
Asset Backed Securities (4.7%)
  American Express Master Trust
    7.150%, 08/15/99.................   2,000    1,971
  Chase Manhattan Master Credit
    Card Trust
    8.750%, 08/15/99.................   3,000    3,060


                                    FACE   MARKET
                                   AMOUNT   VALUE
                                   (000)    (000)
                                  ------- --------
  General Motor Acceptance
    Corporation Grantor Trust
    4.150%, 03/15/98............. $   703 $    692
  Merrill Lynch
    5.500%, 05/15/98.............   1,102    1,091
    5.125%, 07/15/98.............   1,654    1,630
  Premier Auto Trust
    4.900%, 10/15/98.............   3,218    3,135
                                          --------
  Total Asset Backed Securities
    (Cost $11,775,461)...........           11,579
                                          --------
GOVERNMENT POOLED MORTGAGES (1.3%)
  Government National Mortgage
    Association
    9.000%, 09/15/16.............     539      559
    9.000%, 10/15/19.............     334      346
    9.000%, 11/15/19.............     544      564
    9.000%, 12/15/19.............     273      283
    8.500%, 03/15/20.............     208      211
    8.500%, 04/15/20.............   1,255    1,276
                                          --------
  Total Government Pooled
    Mortgages (Cost $3,025,554)..            3,239
                                          --------
U.S. TREASURY OBLIGATIONS (37.9%)
  U.S. Treasury Bond, Callable
    02/15/02 @ 100
    7.625%, 02/15/07.............   2,000    2,021
  U.S. Treasury Bonds
    7.250%, 05/15/16.............  10,000    9,656
    8.750%, 05/15/17.............   2,000    2,243
    8.125%, 08/15/19.............   6,000    6,343
    7.875%, 02/15/21.............   1,000    1,030
    6.250%, 08/15/23.............   5,000    4,256
  U.S. Treasury Notes
    5.125%, 11/15/95.............   3,000    2,974
    4.250%, 12/31/95.............   5,000    4,911
    4.625%, 02/15/96.............   7,500    7,372
    5.125%, 03/31/96.............   2,000    1,971
    7.375%, 05/15/96.............   1,000    1,009
    4.375%, 11/15/96.............   3,000    2,887
    6.500%, 11/30/96.............   2,000    1,992
    6.500%, 05/15/97.............   2,000    1,985
    6.750%, 05/31/97.............   3,000    2,993


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


FIXED INCOME FUND (CONTINUED)

                                        FACE
                                       AMOUNT  MARKET
                                       (000)/   VALUE
                                       SHARES   (000)
                                      ------- --------
U.S. TREASURY OBLIGATIONS, CONCLUDED:
  U.S. Treasury Notes, continued:
    6.500%, 08/15/97...............   $ 1,000 $    992
    5.625%, 08/31/97...............     2,000    1,944
    5.750%, 10/31/97...............     2,000    1,944
    6.000%, 11/30/97...............     3,000    2,932
    7.250%, 02/15/98...............     4,000    4,034
    5.125%, 02/28/98...............     2,000    1,903
    5.125%, 03/31/98...............     7,000    6,648
    8.250%, 07/15/98...............     2,000    2,074
    7.125%, 10/15/98...............     2,000    2,013
    5.125%, 11/30/98...............     2,000    1,876
    6.375%, 01/15/99...............     2,000    1,956
    7.000%, 04/15/99...............     2,000    2,000
    8.500%, 11/15/00...............     6,000    6,388
    7.750%, 02/15/01...............     2,000    2,062
                                              --------
  Total U.S. Treasury Obligations
    (Cost $95,074,699).............             92,409
                                              --------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS (1.2%)
  Federal Home Loan Mortgage
    Corporation
    7.125%, 07/21/99...............     3,000    2,989
                                              --------
  Total U.S. Government Agency
    Obligations
    (Cost $2,989,800)..............              2,989
                                              --------
YANKEE BONDS (3.4%)
  Hydro Quebec
    9.400%, 02/01/21...............     3,000    3,236
  Province of Ontario
    8.000%, 10/17/01...............     5,000    5,088
                                              --------
  Total Yankee Bonds
    (Cost $8,156,580)..............              8,324
                                              --------
SHORT TERM INVESTMENTS (5.0%)
  Temp Cash Fund.................      12,134   12,134
                                              --------
  Total Short Term Investments
    (Cost $12,134,069).............             12,134
                                              --------
  Total Investments (98.8%)
    (Cost $246,479,814)............            241,311
                                              --------


                                         FACE   MARKET
                                        AMOUNT   VALUE
                                         (000)   (000)
                                        ------ ---------
OTHER ASSETS AND LIABILITIES (1.2%)
Other Assets and Liabilities, Net..            $  2,827
                                               ---------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 24,271,783
    outstanding shares of
    beneficial interest................         252,500
  Accumulated net realized loss on
    investments........................          (3,224)
  Net unrealized depreciation on
    investments........................          (5,168)
  Undistributed net investment
    income.............................              30
                                               ---------
  Total Net Assets: (100.0%).........          $244,138
                                               =========
  Net Asset Value and Redemption
    Price Per Share....................          $10.06
                                               =========
  Maximum Public Offering Price
    Per Share ($10.06/96.25%)..........          $10.45
                                               =========

-------------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.

MUNICIPAL BOND FUND

MUNICIPAL BONDS (96.5%)
Arizona (3.5%)
  Salt River Project, Series A, RB
    5.300%, 01/01/03................... $  500   $  503
  Scottsdale, Municipal Property
    Corporation, RB, (FGIC),
    Callable 11/01/02 @ 100
    6.250%, 11/01/10...................    500      506
                                               ---------
                                                  1,009
                                               ---------
California (6.0%)
  Azusa, Unified School District,
    GO, (AMBAC)
    5.100%, 05/01/07...................    830      784


    The accompanying notes are an integral part of the finanial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                      FACE   MARKET
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
MUNICIPAL BONDS, CONTINUED:
California, continued
  State Public Power Authority,
    San Juan Power Project,
    Series A, RB, (MBIA), Callable
    01/01/05 @ 100
    5.375%, 01/01/10..............   $1,000 $   945
                                            -------
                                              1,729
                                            -------
Florida (1.9%)
  Palm Beach County, Solid Waste
    Authority, RB, Callable
    07/01/97 @ 103
    8.625%, 07/01/04..............      500     553
                                            -------
Hawaii (7.6%)
  Honolulu, Series C, GO,
    Prerefunded @ 101
    7.150%, 06/01/00 (B)..........    1,000   1,102
  State, Series BR, GO,
    Prerefunded @ 100
    7.000%, 06/01/00 (B)..........    1,000   1,086
                                            -------
                                              2,188
                                            -------
Illinois (12.3%)
  Chicago, School Finance
    Authority, Series B, GO,
    (MBIA), Callable
    06/01/96 @ 102
    7.600%, 06/01/02..............      250     263
  Kane County, Elgin Community
    College Project, Series A, RB,
    (FGIC)
    5.300%, 12/01/09..............    1,000     979
  State Education Facilities
    Authority, Shedd Aquarium
    Society, Series A, RB,
    Mandatory Put @ 102
    8.625%, 09/26/97 (B) (C)......      560     607
  State Education Facilities
    Authority, Wesleyan University
    Project, RB
    5.600%, 09/01/11 (C)..........    1,260   1,172


                                        FACE   MARKET
                                       AMOUNT  VALUE
                                        (000)  (000)
                                       ------ -------
  Winnebago and Boone Counties,
    Rockford School District,
    Series C, GO, (FGIC)
    5.900%, 02/01/05.................. $  500 $   512
                                              -------
                                                3,533
                                              -------
Kentucky (1.8%)
  Jefferson County, Capital Project,
    Series A, RB
    5.650%, 08/15/03..................    500     506
                                              -------
Louisiana (1.7%)
  State Recovery District Sales Tax
    Revenue, VRDN, RB, (MBIA)
    3.750%, 03/01/95 (A) (B)..........    500     500
                                              -------
Michigan (3.2%)
  State Municipal Bond Authority,
    Revolving Fund, RB
    5.400%, 10/01/14..................  1,015     920
                                              -------
Minnesota (3.3%)
  State, GO
    5.000%, 08/01/05..................  1,000     956
                                              -------
Nebraska (1.8%)
  State Public Power Supply
    Systems, RB, Callable
    01/01/03 @ 102
    6.000%, 01/01/08..................    500     503
                                              -------
New Hampshire (2.0%)
  State Turnpike Authority,
    Series A, RB, (FGIC), Callable
    11/01/03 @ 100
    7.000%, 11/01/06..................    500     563
                                              -------
Ohio (4.5%)
  Columbus, Refuse Coal Fired
    Plant, GO
    6.625%, 09/15/01..................    265     285
  State Water Development
    Authority, RB, (AMBAC),
    Callable 12/01/02 @ 102
    6.000%, 12/01/08..................  1,000   1,015
                                              -------
                                                1,300
                                              -------


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995



MUNICIPAL BOND FUND (CONTINUED)

                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
MUNICIPAL BONDS, CONTINUED:
Pennsylvania (16.7%)
  Geisinger Health System,
    Series B, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)..... $  500 $   500
  Philadelphia, Hospital and Higher
    Education Facilities Authority,
    Children's Hospital Project,
    VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    600     600
  Schuylkill County, Industrial
    Development Authority,
    Westwood Energy Project,
    VRDN, RB
    4.050%, 03/01/95 (A) (B) (C).....    700     699
  Schuylkill County, Redevelopment
    Authority, Commonwealth
    Lease, Series A, RB, (FGIC),
    Callable 06/01/03 @ 100
    6.950%, 06/01/04.................    500     546
  Solanco School District, GO,
    (FGIC), Callable
    02/15/04 @ 100
    6.300%, 02/15/14.................  1,000   1,006
  State Higher Education
    Authority, Student Loan
    Assistance Agency, Series A,
    RB, (FGIC)
    6.800%, 12/01/00.................    630     672
  State Public School Building
    Authority, Series D, RB,
    (FGIC), Callable
    07/01/02 @ 102
    6.250%, 01/01/07.................    500     519
  Westmoreland County, GO,
    (AMBAC)
    6.050%, 06/01/97.................    250     255
                                             -------
                                               4,797
                                             -------
Puerto Rico (2.1%)
  Telecom Authority, RB, (MBIA)
    5.250%, 01/01/05.................    500     493


                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
  University of Puerto Rico,
    Series L, RB, Callable
    06/01/96 @ 102
    7.750%, 06/01/07 (C)............. $  100 $   105
                                             -------
                                                 598
                                             -------
South Carolina (1.8%)
  Piedmont, Municipal Power
    Agency, RB, (MBIA)
    6.250%, 01/01/09.................    500     525
                                             -------
South Dakota (1.8%)
  State Building Lease Authority,
    Series A, RB, (CGIC)
    6.375%, 09/01/05.................    500     529
                                             -------
Tennessee (3.7%)
  State, Series B, GO, Callable
    06/01/01 @ 101.5
    6.850%, 06/01/10.................  1,000   1,073
                                             -------
Texas (3.8%)
  Harris County, GO, Callable
    08/01/01 @ 102
    7.000%, 08/01/09.................    500     539
  University of Texas, Series A,
    RB, Callable 08/15/01 @ 102
    7.000%, 08/15/07.................    500     546
                                             -------
                                               1,085
                                             -------
Utah (1.7%)
  Salt Lake City, Motor Fuel Excise
    Tax, Series A, RB
    5.400%, 02/01/03.................    500     487
                                             -------
Vermont (7.4%)
  Burlington, Waterworks Systems,
    Series A, RB, (FGIC), Callable
    07/01/97 @ 102
    6.875%, 07/01/12.................  1,000   1,046
  State, Series A, GO,
    Prerefunded @ 102
    6.750%, 02/01/00 (B).............  1,000   1,087
                                             -------
                                               2,133
                                             -------

                                   Continued
                                       42

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                         FACE
                                        AMOUNT  MARKET
                                        (000)/  VALUE
                                        SHARES  (000)
                                        ------ --------
MUNICIPAL BONDS, CONCLUDED:
Virginia (3.5%)
  Loudoun County, Industrial
    Development Authority,
    Marriott Project, VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)....... $  500 $   500
  State Housing Development
    Authority, Series A, RB, AMT
    6.700%, 07/01/05 (C)...............    500     518
                                               --------
                                                 1,018
                                               --------
Washington (1.8%)
  Port of Seattle, Series A, RB,
    Callable 11/01/02 @ 102
    6.250%, 11/01/10...................    500     510
                                               --------
Washington, D.C. (1.7%)
  District of Columbia, Series C,
    GO, (AMBAC),
    Prerefunded @ 102
    7.600%, 06/01/98 (B)...............    450     492
                                               --------
Wisconsin (0.9%)
  Milwaukee, Sewer District, GO
    6.125%, 10/01/03...................    250     259
                                               --------
  Total Municipal Bonds
    (Cost $28,048,080).................         27,766
                                               --------
SHORT TERM INVESTMENTS (3.6%)
  SEI Institutional Tax-Free
    Portfolio
    3.93%, 03/07/95....................  1,026   1,026
                                               --------
  Total Short Term Investment
    (Cost $1,026,246)..................          1,026
                                               --------
  Total Investments (100.1%)
    (Cost $29,074,326).................         28,792
                                               --------
OTHER ASSETS AND LIABILITIES (-0.1%)
  Other Assets and Liabilities, Net....            (42)
                                               --------


                                                  MARKET
                                                  VALUE
                                                  (000)
                                                 --------
NET ASSETS:
  Portfolio shares (unlimited authorization-no
    par value) based on 2,796,278 outstanding
    shares of beneficial interest............... $30,114
  Accumulated net realized loss on
    investments.................................  (1,091)
  Net unrealized depreciation on investments....    (282)
  Distributions in excess of net investment
    income......................................       9
                                                 --------
  Total Net Assets: (100.0%).................... $28,750
                                                 ========
  Net Asset Value and Redemption Price Per
    Share....................................... $ 10.28
                                                 ========
  Maximum Public Offering Price Per
    Share ($10.28/96.25%)....................... $ 10.68
                                                 ========

-----------------------------------------------------
(A) Variable Rate Security-the rate reflected on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
GO-General Obligation
RB-Revenue Bond
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
CGIC-Capital Guaranty Insurance Company
FGIC-Financial Guaranty Insurance Company
MBIA-Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


NEW JERSEY MUNICIPAL
BOND FUND

                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
MUNICIPAL BONDS (99.4%)
Kansas (0.4%)
  Butler County, Solid Waste
    Disposal, VRDN, RB, AMT
    4.300%, 03/01/95 (A) (B) (C)..... $  400 $   400
                                             -------
New Jersey (98.0%)
  Absecon, Board of Education,
    COP, (MBIA)
    5.625%, 12/15/02.................    770     788
  Bayshore, Bayshore Regional
    Sewer Authority, Series A, RB,
    (MBIA)
    5.250%, 05/01/06.................  1,000     963
  Bergen County, Utility Authority,
    Series A, RB, (FGIC), Callable
    06/15/02 @ 100
    5.500%, 06/15/13.................  1,000     961
  Bordentown, Sewage Authority,
    Series D, RB, (MBIA)
    5.100%, 12/01/05.................    635     609
  Borough of Roselle, Fiscal Year
    Adjustment Bonds, Series 1993,
    GO, (MBIA)
    4.850%, 10/15/05.................  1,000     920
  Brick Township, Municipal
    Utilities Authority, RB
    6.750%, 12/01/16.................  1,000   1,089
  Brigantine, GO, (MBIA), Callable
    08/01/02 @ 101
    6.250%, 08/01/03.................    730     778
  Burlington County, Bridge
    Commission, RB
    5.150%, 10/01/05 (C).............  1,000     975
  Camden County, Improvement
    Authority Lease, RB
    5.700%, 12/01/05 (C).............    500     499
  Camden County, Improvement
    Authority Lease, RB, Callable
    12/01/02 @ 101
    6.000%, 12/01/12 (C).............    500     501


                                      FACE   MARKET
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
  Camden County, Improvement
    Authority, Health Services
    Center Project, Series B, RB,
    (AMBAC)
    4.900%, 12/01/05................ $1,000 $   935
  Camden, Board of Education, GO,
    (FSA)
    5.000%, 10/01/05................    450     428
  Cape May County, Bridge
    Commission, RB
    6.500%, 06/01/00................    350     364
  Cape May County, Municipal
    Utilities Authority, Series B,
    RB, (FGIC)
    4.900%, 01/01/09................  1,000     909
  Carteret, GO, (FGIC)
    5.050%, 10/01/05................    925     890
    5.250%, 10/01/07................    980     940
    5.450%, 10/01/09................    500     481
  Cherry Hill Township, GO
    6.000%, 06/01/06................    500     514
  Delaware River Joint Toll Bridge
    Commission, RB, (FGIC)
    6.250%, 07/01/12................    400     412
  Dover Township, GO, (AMBAC),
    Callable 10/15/02 @ 102
    6.000%, 10/15/03................  1,000   1,050
  Edison Township, GO
    6.500%, 06/01/04................    500     539
  Edison Township, GO, (AMBAC)
    4.800%, 01/01/05................    750     696
    5.000%, 01/01/07................  1,000     918
  Edison Township, School
    Authority, GO
    6.500%, 06/01/03................  1,000   1,073
  Essex County, Correctional
    Facility Improvement,
    RB, (AMBAC), Callable
    12/01/06 @ 100
    6.900%, 12/01/14................    500     533

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  Essex County, Improvement
    Authority, Lease Capital
    Equipment Program,
    Series C, RB
    7.000%, 09/01/98 (C)........... $  310 $   326
  Essex County, Improvement
    Authority, RB, (AMBAC)
    5.300%, 12/01/06...............  1,000     968
  Essex County, Series A, GO,
    (MBIA)
    4.600%, 10/01/03...............  1,500   1,412
  Evesham Township, Municipal
    Utilities Authority, Series B,
    RB, (MBIA),
    Callable 07/01/97 @ 100
    6.800%, 07/01/01...............  1,010   1,054
    6.850%, 07/01/02...............  1,080   1,126
  Flemington-Raritan, GO
    6.250%, 02/01/12 (C)...........    500     518
  Gloucester County, Housing
    Authority, RB
    6.200%, 09/15/11 (C)...........    500     498
  Hillside Township, GO, (MBIA)
    6.600%, 02/15/07...............  1,000   1,061
  Irvington Township, School
    District Refunding Bonds,
    Series 1993, GO, (FSA)
    5.000%, 10/01/11...............  1,000     906
  Knowlton Township, Board of
    Education, GO
    6.600%, 08/15/10...............    170     183
    6.600%, 08/15/11...............    169     182
  Lacey Township, Municipal
    Utilities Authority, RB, (MBIA)
    6.000%, 12/01/12...............  1,000   1,000
  Landis, Sewer Authority,
    RB, (FGIC)
    5.400%, 10/01/06...............    500     486
  Manchester Township, Board of
    Education, COP, (MBIA)
    5.300%, 12/15/07...............    500     476


                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
  Medford Township, Board of
    Education, GO, (FGIC),
    Callable 02/01/05 @ 100
    5.950%, 02/01/11............... $  500 $   501
  Mercer County, Hamilton Board
    of Education Lease Project,
    RB, (MBIA)
    5.250%, 12/15/14...............  1,000     913
  Mercer County, Improvement
    Authority, Hamilton Township
    Board of Education Project,
    RB, (MBIA)
    5.900%, 06/01/03...............    500     516
  Mercer County, Improvement
    Revenue Government Lease
    Program, RB,
    Prerefunded @ 101
    7.250%, 12/01/98 (B)...........    985   1,067
  Middletown Township, Sewer
    Authority, Series A, RB, (FGIC)
    5.000%, 01/01/06...............  1,000     933
    5.050%, 01/01/07...............  1,095   1,017
    5.100%, 01/01/08...............  1,750   1,609
  Monmouth County, Utility
    Authority, GO,
    Callable 08/01/00 @ 102
    7.000%, 08/01/06...............  1,000   1,081
  Moorestown, School District,
    GO, (AMBAC)
    6.600%, 06/01/05...............    450     488
  Morris Township, GO,
    6.550%, 07/01/01...............    500     533
  Morristown, GO, (FSA)
    6.400%, 08/01/14...............    500     520
  North Arlington, GO, (AMBAC)
    4.800%, 02/01/12...............    600     527
    4.800%, 02/01/13...............    441     386
  North Bergen Township,
    GO, (FSA)
    5.900%, 08/15/01...............    500     519
  North Bergen Township,
    Municipal Utilities Authority,
    RB, (FGIC)
    5.200%, 12/15/07...............  1,000     956


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


NEW JERSEY MUNICIPAL
BOND FUND (CONTINUED)

                                      FACE   MARKET
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  Northwest Bergen County,
    Utilities Authority, RB, (MBIA)
    5.900%, 07/15/06................ $  755 $   782
  Nutley, GO
    7.000%, 08/01/98................    400     407
  Ocean County, General
    Improvement, GO
    6.300%, 04/15/97................  1,000   1,028
    5.125%, 07/01/06................    800     759
    5.150%, 07/01/09................  1,000     926
    5.150%, 07/01/10................  1,250   1,147
  Ocean County, Series A, GO
    6.250%, 10/01/01................  1,280   1,347
  Ocean County, Series A, GO,
    Callable 10/01/01 @102
    6.250%, 10/01/05................  1,050   1,108
  Ocean County, Utility Authority,
    Series A, RB,
    Callable 01/01/07 @ 100
    6.300%, 01/01/12 (C)............  1,005   1,039
  Parsippany Troy Hills
    Township, GO
    4.700%, 12/01/04................  1,000     928
  Passaic Valley, Water
    Commission, Series A,
    RB, (FGIC)
    5.950%, 12/15/02................    500     529
  Piscataway Township, School
    District, COP, (FSA)
    5.150%, 06/15/06................    500     483
  Point Pleasant, GO, (MBIA)
    5.700%, 12/01/03................    500     511
  Port Authority, RB
    5.200%, 09/01/13 (C)............  1,000     914
  Port Authority, RB,
    Callable 04/01/96 @ 102
    7.250%, 04/01/14 (C)............  1,500   1,544
  Scotch Plains Township, Senior
    Citizen Housing, RB
    5.625%, 09/01/13 (C)............    500     470


                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
  South Plainfield, Board of
    Education, COP, (MBIA),
    Callable 06/15/02 @ 100
    6.500%, 12/15/07............... $  780 $   824
  South Plainfield, GO, (AMBAC)
    4.750%, 09/01/08...............  1,030     937
  State Building Authority, RB
    7.150%, 06/15/99...............    200     217
  State Building Authority, RB,
    Prerefunded @ 102
    7.200%, 06/15/99 (B)...........  1,200   1,316
  State Economic Development
    Authority, Trenton Office
    Complex Project, RB
    6.625%, 06/15/01...............  1,050   1,130
  State Health Care Facility, St.
    Clares-Riverside Medical
    Center, RB, (MBIA)
    5.750%, 07/01/14...............    500     489
  State Highway Authority, Garden
    State Parkway Project, RB
    4.900%, 01/01/05 (C)...........  1,000     961
    6.200%, 01/01/10...............    750     773
    6.250%, 01/01/14...............    500     507
  State Highway Authority, Garden
    State Parkway Project, RB,
    Callable 01/01/02 @ 102
    6.000%, 01/01/05...............  1,350   1,401
  State Housing Finance Agency,
    Series A, RB
    6.700%, 05/01/05 (C)...........    500     527
  State Housing Finance Agency,
    Series A, RB,
    Callable 05/01/02 @ 102
    6.700%, 11/01/05 (C)...........  1,000   1,054
    6.950%, 11/01/13 (C)...........    750     783
  State Sports & Exposition
    Authority, State Contract
    Bonds, Series A, RB
    5.300%, 09/01/09...............    955     899

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  State Transportation Authority,
    Series A, RB
    5.400%, 06/15/97............... $  500 $   508
    6.000%, 06/15/00...............  1,030   1,069
  State Turnpike Authority,
    Series A, RB
    6.400%, 01/01/02...............    250     265
  State Turnpike Authority,
    Series A, RB,
    Callable 01/01/96 @ 100
    6.900%, 01/01/14...............    970     983
  State Turnpike Authority,
    Series C, RB
    6.500%, 01/01/16...............    500     528
  State Turnpike Authority,
    Series C, RB, (AMBAC)
    6.250%, 01/01/10...............  1,350   1,380
  State Wastewater Authority,
    Series B, RB
    7.000%, 05/15/04...............    950   1,022
  State Wastewater Authority,
    Treatment Trust,
    RB, (AMBAC)
    4.600%, 03/01/06...............  1,500   1,343
    4.800%, 03/01/13...............  1,590   1,355
  State Water Supply District
    Authority, Wanaque North
    Project, Series A, RB, (MBIA)
    6.500%, 11/15/06...............    510     547
  State, GO
    7.000%, 04/01/97...............  1,350   1,404
    6.250%, 09/15/01...............  1,000   1,063
  State, GO, Callable
    04/01/01 @ 100.50
    7.000%, 04/01/03...............    500     544
  State, GO,
    Prerefunded @ 101.50
    7.400%, 04/15/97 (B)...........    820     872
  State, Port Authority Marine
    Terminal, Series G, RB
    5.500%, 01/01/15 (C)...........  2,280   2,152


                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
  State, Series C, GO, Callable
    01/15/99 @ 101.5
    6.500%, 01/15/08................. $1,000 $ 1,046
  State, Series C, GO, Callable
    01/15/99 @ 101.50
    6.500%, 01/15/05.................    500     525
  Stony Brook, Regional Sewer
    Authority, Series B, RB
    5.200%, 12/01/06 (C).............    500     482
  Tinton Falls, Board of Education,
    GO, (MBIA), Callable
    10/15/04 @ 100
    5.875%, 10/15/09.................  1,010   1,009
  Union County, Pollution Control
    Financing Authority, Exxon
    Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    500     500
  Wanaque Valley, Regional Sewer
    Authority, Series B, RB,
    (AMBAC)
    5.650%, 09/01/08.................    585     581
  Warren County, GO, (AMBAC)
    4.650%, 09/15/06.................    500     464
  Warren County, Pollution Control
    Finance Authority, Resource
    Recovery, RB, (MBIA), Callable
    12/01/02 @ 102
    6.350%, 12/01/04.................    500     542
  Warren County, Pollution Control
    Finance Authority, Series B,
    RB, (MBIA)
    5.700%, 12/01/03.................    500     518
  Warren Hills, Regional School
    District, COP, (FSA)
    4.800%, 12/15/03.................    685     653
    4.900%, 12/15/04.................    710     675
  Warren Township, Sewer
    Authority, RB
    6.450%, 12/01/05.................    275     295
  Weehawken, GO, (FSA)
    6.150%, 07/01/04.................    350     371

                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995



NEW JERSEY MUNICIPAL
BOND FUND (CONTINUED)

                                         FACE   MARKET
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
MUNICIPAL BONDS, CONCLUDED:
New Jersey, continued:
  West Long Branch, Board of
    Education, COP, (MBIA)
    5.000%, 12/15/09................... $1,380 $ 1,259
  West Windsor Plainsboro,
    Regional Board of Education,
    Series 1993, COP, (MBIA)
    5.800%, 03/15/06...................  1,000   1,024
  Winslow Township, GO, (FGIC),
    Callable 10/01/02 @ 102
    6.400%, 10/01/05...................    870     914
  Woodbridge Township, GO
    5.800%, 08/15/03...................    500     514
    6.050%, 08/15/05...................    500     521
  Woodbridge Township, Series C,
    GO
    5.000%, 09/15/11...................  1,000     884
  Woodbridge Township, Sewer
    Utility, Series B, GO
    5.000%, 09/15/10...................    965     858
                                               -------
                                                94,937
                                               -------
Puerto Rico (1.0%)
  University of Puerto Rico,
    Series L, RB, Callable
    06/01/96 @ 102
    7.750%, 06/01/07 (C)...............    915     964
                                               -------
  Total Municipal Bonds
    (Cost $97,958,123).................         96,301
                                               -------
  Total Investments (99.4%)
    (Cost $97,958,123).................         96,301
                                               -------
OTHER ASSETS AND LIABILITIES (0.6%)
Other Assets and Liabilities, Net..                556
                                               -------


                                                  MARKET
                                                  VALUE
                                                  (000)
                                                 --------
NET ASSETS:
  Portfolio shares (unlimited authorization-no
    par value) based on 8,857,006 outstanding
    shares of beneficial interest............... $98,940
  Accumulated net realized loss on
    investments.................................    (433)
  Net unrealized depreciation on investments....  (1,657)
  Undistributed net investment income...........       7
                                                 --------
  Total Net Assets: (100.0%).................... $96,857
                                                 ========
  Net Asset Value and Redemption Price Per
    Share.......................................  $10.94
                                                 ========
  Maximum Public Offering Price Per Share
    ($10.94/96.25%).............................  $11.37
                                                 ========

----------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
COP-Certificate of Participation
GO-General Obligation
RB-Revenue Bond
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
FSA-Financial Security Assurance
MBIA-Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------



PENNSYLVANIA MUNICIPAL
BOND FUND

                                         FACE   MARKET
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
MUNICIPAL BONDS (104.3%)
Pennsylvania (104.3%)
  Allegheny County, Children's
    Hospital, Series A, RB, (MBIA),
    Callable 07/01/98 @ 102
    7.000%, 07/01/06................... $  500 $   531
  Allegheny County, Series C-40,
    GO, (AMBAC), Callable
    05/01/02 @ 102
    5.900%, 05/01/07...................    500     504
  Allegheny County, Series C-42, GO
    5.000%, 10/01/10...................    500     446
  Beaver County, Industrial
    Development Authority, J&L
    Specialty Products Corporation,
    RB, Callable 09/01/97 @ 100
    6.600%, 09/01/10 (C)...............    500     508
  Berks County, Second Series, GO,
    (FGIC)
    5.000%, 05/15/10...................    500     456
  Bristol Township, School District,
    Series A, GO, (MBIA)
    5.000%, 02/15/07...................    500     465
  Central Bucks, School District,
    Series A, GO, (MBIA)
    5.300%, 05/15/11...................    500     469
  Deer Lakes, School District, GO,
    (MBIA), Callable
    01/15/04 @ 100
    6.450%, 01/15/19 (B)...............    500     508
  Lackawanna County, GO,
    (AMBAC)
    5.100%, 12/01/08...................    250     231
  Lancaster, Parking Authority,
    RB, Callable 01/01/96 @ 100
    9.375%, 01/01/05...................    450     466
  Manheim, Central School District,
    GO, (FGIC)
    6.100%, 05/15/14...................  1,000   1,000
  North Penn, School District,
    Series AA, GO
    5.100%, 09/01/09...................    500     461


                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
  Philadelphia, Authority for
    Industrial Development,
    National Board of Medical
    Examiners Project, RB,
    Callable 05/01/02 @ 102
    6.750%, 05/01/12................. $  500 $   516
  Philadelphia, Hospitals and
    Higher Education Facilities
    Authority, Willis Eye Hospital
    Project, RB
    5.500%, 07/01/05.................    500     474
  Pittsburgh, Series D, GO,
    (AMBAC)
    6.125%, 09/01/17.................    500     503
  Pittsburgh, Urban
    Redevelopment Authority,
    Series A, RB
    5.500%, 10/01/10.................    500     464
  Pocono Mountain, School District,
    Series AA, GO, (AMBAC),
    Callable 04/01/02 @ 100
    5.750%, 10/01/09 (B).............    500     491
  Seneca Valley, School District,
    Series A, GO, (FGIC), Callable
    07/01/02 @ 100
    5.750%, 07/01/10.................    500     488
  Southeastern Pennsylvania
    Transportation Authority, RB
    5.750%, 12/01/04.................    500     502
  State Financing Authority, RB,
    Callable 11/01/03 @ 102
    6.600%, 11/01/09.................    500     507
  State Higher Education
    Authority, Drexel University
    Project, RB, (MBIA), Callable
    05/01/00 @ 100
    7.250%, 05/01/10.................    500     529
  State Higher Education
    Authority, Susquehanna
    University Project, RB,
    (AMBAC), Callable
    03/01/98 @ 101
    6.900%, 03/01/02.................    750     787

                                   Continued

STATEMENT OF NET ASSETS/SCHEDULE OF INVESTMENTS
-------------------------------------------------------------------
February 28, 1995



PENNSYLVANIA MUNICIPAL
BOND FUND (CONTINUED)

                                     FACE   MARKET
                                     AMOUNT  VALUE
                                     (000)   (000)
                                    ------- -------
MUNICIPAL BONDS, CONCLUDED:
Pennsylvania, continued:
  State Higher Education
    Authority, Temple University
    Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)... $   200 $   200
  State Higher Education
    Authority, Thomas Jefferson
    University Hospital Project,
    RB, Callable 11/01/95 @ 102
    9.100%, 07/01/01...............     200     209
  State Higher Education
    Authority, Thomas Jefferson
    University Project, RB,
    Prerefunded @ 102
    7.550%, 11/01/00 (B)...........     500     566
  State Higher Education
    Authority, Trustees University
    Project, Series A, RB, Callable
    1/1/97 @ 100
    6.625%, 01/01/17...............     250     252
  State Housing Finance Agency,
    Rental Housing Projects, Series
    C, RB, Callable 07/01/04 @ 100
    6.400%, 07/01/12 (C)...........     500     504
  State Housing Finance Agency,
    Single Family Mortgage
    Revenue, Series 36, RB
    5.250%, 04/01/07...............     500     466
  State Intergovernmental
    Cooperation Authority, City of
    Philadelphia Funding Program,
    RB, (MBIA)
    5.600%, 06/15/15...............     500     472
  State Turnpike Commission, Oil
    Franchise Tax Project,
    Series A, RB, (AMBAC)
    5.875%, 12/01/08...............     500     494
  State Turnpike Commission,
    Series P, RB, (AMBAC)
    6.000%, 12/01/09...............     500     505


                                         FACE   MARKET
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ --------
  Wattsburg Area, School District,
    GO, (AMBAC), Callable
    04/01/02 @ 100
    6.350%, 04/01/15 (B)............... $  500 $   507
  Wayne Highlands, School
    District, GO, (FGIC), Callable
    10/01/99 @ 100
    6.000%, 04/01/12...................    500     497
  West Chester, School District, GO
    6.200%, 09/01/14...................  1,000   1,003
  West View, Municipal Authority,
    GO
    9.000%, 05/15/99 (C)...............    400     460
                                               --------
  Total Municipal Bonds
    (Cost $17,943,764).................         17,441
                                               --------
  Total Investments (104.3%)
    (Cost $17,943,764).................         17,441
                                               --------
OTHER ASSETS AND LIABILITIES (-4.3%)
Other Assets and Liabilities, Net..               (717)
                                               --------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 1,743,326 outstanding
    shares of beneficial interest......         17,726
  Accumulated net realized loss on
    investments........................           (499)
  Net unrealized depreciation on
    investments........................           (503)
                                               --------
    Total Net Assets: (100.0%).........        $16,724
                                               ========
  Net Asset Value and Redemption
    Price Per Share....................          $9.59
                                               ========
  Maximum Public Offering Price
    Per Share ($9.59/96.25%)...........          $9.96
                                               ========

---------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.


                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


GO-General Obligation
RB-Revenue Bond
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets.

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
MBIA-Municipal Bond Insurance Association



INTERNATIONAL EQUITY FUND

                                             MARKET
                                             VALUE
                                     SHARES  (000)
                                    ------- -------
FOREIGN STOCKS (91.1%)
Argentina (0.8%)
  YPF Sociedad Anonima ADR.......    14,000 $   266
                                            -------
Australia (3.0%)
  Broken Hill Proprietary........    33,565     462
  Mim Holdings...................   130,000     200
  News Corporation...............    83,294     371
                                            -------
                                              1,033
                                            -------
Brazil (0.4%)
  Acesita SA ADR*................     7,000     139
                                            -------
Chile (0.7%)
  Five Arrow Chile Fund PC.......   100,000     250
  Five Arrow Chile Fund Warrants,
    Expire 05/31/99 *............    20,000       9
                                            -------
                                                259
                                            -------
Denmark (1.0%)
  Tele Denmark A/S "B"...........     6,500     332
                                            -------
Finland (0.7%)
  Nokia AB.......................     1,700     256
                                            -------
France (6.7%)
  Alcatel Alsthom................     2,442     197
  AXA SA.........................     7,200     311
  Carrefour......................       880     359
  Eaux Generale..................     2,500     231
  Groupe Danone..................     2,250     324
  L'Oreal........................     1,500     334

                                               MARKET
                                               VALUE
                                       SHARES  (000)
                                      ------- -------
  Lafarge-Coppee...................     3,378 $   218
  Societe Nationale Elf Aquitaine..     5,068     364
                                              -------
                                                2,338
                                              -------
Germany (4.3%)
  Bayer AG.........................     1,300     321
  Commerzbank AG...................     1,800     417
  Karstadt AG......................     1,000     404
  Lufthansa AG *...................     2,500     347
                                              -------
                                                1,489
                                              -------
Hong Kong (2.2%)
  Hong Kong Telecommunications.....   170,000     306
  Swire Pacific "A"................    67,000     470
                                              -------
                                                  776
                                              -------
India (1.2%)
  Hindalco Units...................    15,000     397
                                              -------
Indonesia (1.0%)
  Gadjah Tungal....................   308,000     379
                                              -------
Italy (1.5%)
  Assicurazioni Generali SPA.......    11,450     259
  Credito Italiano.................   222,368     239
  Credito Italiano Warrants, Expire
    12/31/97 *.......................  34,624       9
                                              -------
                                                  507
                                              -------
Japan (32.0%)
  CSK................................  21,000     574
  Daiwa House Industries.............  39,000     570
  East Japan Railway.................     267   1,178
  Fuji Bank..........................  42,000     904
  KAO................................  33,000     359
  Mitsubishi Rayon................... 300,000   1,019
  Nippon Paper Company...............  96,000     606
  Nippon Telegraph & Telephone.......     160   1,143
  Nippon Television Network..........   2,660     546
  NSK................................   8,000      49
  Pioneer Electronics................  54,000   1,152
  Sumitomo Trust & Banking...........  53,000     615
  Toshiba Corporation................ 177,000   1,120
  Toyo Ink Manufacturing.............  29,000     166
  Yamaha Corporation................. 108,000   1,199
                                              -------
                                               11,200
                                              -------



    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS
-------------------------------------------------------------------
February 28, 1995



INTERNATIONAL EQUITY
FUND (CONTINUED)

                                              MARKET
                                              VALUE
                                      SHARES  (000)
                                      ------ -------
FOREIGN STOCKS, CONTINUED:
Malaysia (1.8%)
  Malayan Banking..................   34,500 $   229
  Perusahaan Otomobil..............   63,000     222
  Telekom Malaysia.................   27,000     189
                                             -------
                                                 640
                                             -------
Mexico (0.5%)
  Grupo Carso SA ADR*..............   25,000     162
  Grupo Tribasa SA ADR*............    3,000      18
                                             -------
                                                 180
                                             -------
Netherlands (3.9%)
  ABN-Amro Holdings................    8,532     311
  Akzo NV..........................    2,700     316
  Elsevier NV......................   39,000     382
  International Nederlanden Group..    7,147     350
                                             -------
                                               1,359
                                             -------
Norway (0.7%)
  Kvaerner AS Series B.............    5,467     237
                                             -------
Singapore (2.5%)
  City Developments................   35,500     174
  Jurong Shipyard..................   38,000     317
  United Overseas Bank.............   40,775     397
                                             -------
                                                 888
                                             -------
Spain (1.4%)
  Banco de Santander...............    6,150     221
  Banco de Santander New*..........    1,466      52
  Repsol Petroleum SA..............    8,200     233
                                             -------
                                                 506
                                             -------
Sweden (1.8%)
  Skandia Forrestry................   15,000     265
  Stora Kopparberg "B".............    5,650     365
                                             -------
                                                 630
                                             -------
Switzerland (4.4%)
  BBC Brown Boveri AG..............      400     349
  CS Holdings......................      493     205
  Nestle SA........................      385     372


                                                 MARKET
                                                 VALUE
                                         SHARES  (000)
                                        ------- -------
  Roche Holdings AG....................      70 $   388
  Zurich Versicherung..................     220     211
                                                -------
                                                  1,525
                                                -------
Taiwan (0.8%)
  President Enterprise GDR*............   2,171      40
  Tuntex Distinct GDR*.................  20,004     240
                                                -------
                                                    280
                                                -------
Thailand (1.8%)
  Siam Commercial Bank.................  34,000     295
    TPI Polene.........................  44,250     344
                                                -------
                                                    639
                                                -------
United Kingdom (16.0%)
  B.A.T. Industries....................  72,545     478
  British Petroleum....................  81,000     508
  BTR.................................. 103,830     515
  BTR Warrants, Expire 11/26/98........   1,146       1
  Delta Group..........................  33,500     240
  Farnell Electronic...................  45,000     387
  FKI.................................. 140,000     300
  Granada Group........................  64,000     516
  Legal & General Group................  60,000     420
  Lloyds Bank..........................  35,000     317
  Reuters Holdings.....................  72,000     505
  Tesco................................ 130,000     515
  Unilever.............................  28,000     518
  WPP Group............................ 215,000     369
                                                -------
                                                  5,589
                                                -------
  Total Foreign Stocks
    (Cost $30,983,755).................          31,844
                                                -------
CONVERTIBLE PREFERRED STOCKS (0.6%)
Australia (0.6%)
  News Corporation.....................  47,647     189
                                                -------
Netherlands (0.0%)
  ABN-Amro Holdings....................     349      12
                                                -------
  Total Convertible Preferred Stocks
    (Cost $210,875)....................             201
                                                -------

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                    FACE    MARKET
                                   AMOUNT   VALUE
                                  (000)(1)  (000)
                                  -------- -------
FOREIGN BONDS (1.2%)
South Korea (0.8%)
  Daewoo Corporation,
  6.568%, 12/31/04.............        525 $   281
                                           -------
Taiwan (0.4%)
  Tecom Electronics & Machinery
    2.750%, 04/15/04.............      170     142
                                           -------
  Total Foreign Bonds
    (Cost $670,376)..............              423
                                           -------
  Total Investments
    (92.9% of Net Assets)
    (Cost $31,865,006)...........          $32,468
                                           -------

---------
 * Non-income producing security
ADR-American Depository Receipt
GDR-Global Depository Receipt
PC-Participating Certificate
(1) In local currency

INTERNATIONAL FIXED
INCOME FUND


                             FACE    MARKET
                            AMOUNT   VALUE
                           (000)(1)  (000)
                          --------- -------
FOREIGN BONDS (91.3%)
Austria (2.2%)
  Austria Republic
    6.250%, 10/16/03.....    85,000 $   987
                                    -------
Canada (4.9%)
  Canadian Government
    9.750%, 12/01/01.....     2,900   2,240
                                    -------
France (14.0%)
  Credit Foncier
    6.750%, 03/30/99.....     3,000   2,044
  Government of France
    7.000%, 11/12/99.....    12,000   2,339
    8.500%, 04/25/03.....    10,000   2,017
                                    -------
                                      6,400
                                    -------

                                      FACE    MARKET
                                     AMOUNT   VALUE
                                    (000)(1)  (000)
                                   --------- -------
Germany (30.9%)
  African Development Bank
    7.250%, 10/21/99..............     2,000 $ 1,389
  Deutschland Republic
    6.250%, 01/04/24..............     1,600     907
  European Economic Community
    6.500%, 03/10/00..............     2,700   1,820
  German Unity Fund
    8.000%, 01/21/02..............     3,000   2,129
  KFW International Finance
    7.250%, 12/03/97..............     3,000   2,098
  LKB Baden Wurt
    6.000%, 05/10/99..............     3,000   1,989
  Norddeutsche Landesbank
    6.000%, 01/05/04..............     3,000   1,841
  Westdeutsche Landesbank
    6.250%, 09/15/03..............     3,000   1,902
                                             -------
                                              14,075
                                             -------
Italy (8.4%)
  Republic of Italy
    8.500%, 01/01/99.............. 3,750,000   1,993
  Societe Nationale Chemin
    11.500%, 10/18/99............. 3,100,000   1,840
                                             -------
                                               3,833
                                             -------
Japan (17.9%)
  Asian Development Bank
    5.000%, 02/05/03..............   190,000   2,029
  Interamerican Development Bank
    6.000%, 10/30/01..............   180,000   2,036
  Japanese Development Bank
    6.500%, 09/20/01..............   190,000   2,209
  World Bank
    4.500%, 03/20/03..............   180,000   1,877
                                             -------
                                               8,151
                                             -------
New Zealand (4.2%)
  New Zealand Treasury,
    8.224%, 03/08/95..............     3,060   1,935
                                             -------



    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS
-------------------------------------------------------------------------------
February 28, 1995


INTERNATIONAL FIXED
INCOME FUND (CONTINUED)

                                FACE    MARKET
                               AMOUNT   VALUE
                              (000)(1)  (000)
                              -------- -------
FOREIGN BONDS, CONCLUDED:
United Kingdom (8.8%)
  Abbey National Treasury
    8.000%, 04/02/03.........      600    $877
  National Power
    10.625%, 03/26/01........      600   1,003
  United Kingdom Treasury
    9.500%, 10/25/04.........    1,300   2,157
                                       -------
                                         4,037
                                       -------
  Total Foreign Bonds
    (Cost $40,191,475).......           41,658
                                       -------


                                      FACE    MARKET
                                     AMOUNT   VALUE
                                    (000)(1)  (000)
                                    -------- -------
FOREIGN CURRENCY OPTIONS (0.0%)
United States (0.0%)
  Deutsche Mark Put
    06/08/95.......................    2,280      $4
                                             -------
  Total Foreign Currency Options
    (Cost $61,674).................                4
                                             -------
  Total Investments (91.3% of Net
    Assets) (Cost $40,253,149).....          $41,662
                                             =======

---------
(1) In local currency


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF ASSETS AND LIABILITIES                   THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


GROWTH FUND

                                                                                 VALUE
                                                                                 (000)
                                                                                --------
ASSETS:
    Investment Securities (Cost $120,023,153).................................. $131,281
    Receivable-Accrued Income..................................................      171
    Receivable-Portfolio Securities Sold.......................................    8,486
    Receivable-Capital Shares Sold.............................................       18
    Other Assets...............................................................       29
                                                                                --------
      Total Assets.............................................................  139,985
                                                                                --------
LIABILITIES:
    Payable-Portfolio Securities Purchased.....................................     (460)
    Payable-Accrued Expenses...................................................     (147)
    Other liabilities..........................................................      (39)
                                                                                --------
      Total Liabilities........................................................     (646)
                                                                                --------
NET ASSETS:
    Portfolio shares (unlimited authorization-no par value) based on 12,374,749 outstanding shares of beneficial interest................................  130,313
    Accumulated net realized loss on investments...............................   (2,299)
    Net unrealized appreciation on investments.................................   11,258
    Undistributed net investment income........................................       67
                                                                                --------
            Total Net Assets................................................... $139,339
                                                                                ========
Net Asset Value and Redemption Price Per Share.................................   $11.26
                                                                                ========
Maximum Public Offering Price Per Share ($11.26/96.25%)........................   $11.70
                                                                                ========

    The accompanying notes are an integral part of the financial statements.

STATEMENT OF ASSETS AND LIABILITIES
-------------------------------------------------------------------
February 28, 1995




INTERNATIONAL EQUITY FUND

                                                                                    MARKET
                                                                                     VALUE
                                                                                     (000)
                                                                                   --------
ASSETS:
    Investment Securities (Cost $31,865,006)........................................ $32,468
    Cash............................................................................   3,207
    Other Assets....................................................................     107
                                                                                     -------
        Total Assets................................................................  35,782
                                                                                     -------
LIABILITIES:
    Payable-Portfolio Securities Purchased..........................................    (677)
    Other Liabilities...............................................................    (168)
                                                                                     -------
        Total Liabilities...........................................................    (845)
                                                                                     -------
NET ASSETS:
    Portfolio shares (unlimited authorization-no par value) based on 2,930,999 outstanding shares of beneficial interest.....................................  34,494
    Accumulated net realized loss on foreign currency transactions..................     (68)
    Net unrealized depreciation on forward foreign currency contracts, foreign
      currency and translation of other assets and liabilities in foreign currency..     (82)
    Net unrealized appreciation on investments......................................     593*
                                                                                     -------
        Total Net Assets............................................................ $34,937
                                                                                     =======
Net Asset Value and Redemption Price Per Share......................................  $11.92
                                                                                     =======
Maximum Public Offering Price Per Share ($11.92/96.25%).............................  $12.38
                                                                                     =======

---------
* Net of $10,000 accrued foreign withholding taxes.







    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


INTERNATIONAL FIXED INCOME FUND

                                                                                       MARKET
                                                                                        VALUE
                                                                                        (000)
                                                                                       -------
ASSETS:
    Investment Securities (Cost $40,253,149).......................................... $41,662
    Cash..............................................................................   3,476
    Receivable-Accrued Income.........................................................   1,257
    Other Assets......................................................................       6
                                                                                       -------
        Total Assets..................................................................  46,401
                                                                                       -------
LIABILITIES:
    Other Liabilities.................................................................    (744)
                                                                                       -------
        Total Liabilities.............................................................    (744)
                                                                                       -------
NET ASSETS:
    Portfolio shares (unlimited authorization-no par value) based on 4,341,116 outstanding shares of beneficial interest.......................................  45,195
    Accumulated net realized loss on investments......................................    (827)
    Net unrealized depreciation on forward foreign currency contracts, foreign
      currency and translation of other assets and liabilities in foreign currency....    (617)
    Net unrealized appreciation on investments........................................   1,409
    Undistributed net investment income...............................................     497
                                                                                       -------
        Total Net Assets.............................................................. $45,657
                                                                                       =======
Net Asset Value and Redemption Price Per Share........................................ $ 10.52
                                                                                       =======
Maximum Public Offering Price Per Share ($10.52/96.25%)............................... $ 10.93
                                                                                       =======


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF OPERATIONS (000)
-------------------------------------------------------------------
February 28, 1995

                                                                                       NEW JERSEY PENNSYLVANIA
                                                             CASH     U.S.   MUNICIPAL MUNICIPAL   MUNICIPAL    EQUITY
                                                           RESERVE  TREASURY   MONEY     MONEY       MONEY      INCOME
                                                             FUND     FUND     FUND       FUND        FUND       FUND
                                                           -------- -------- --------- ---------- ------------ ---------
Investment income:
    Interest income...................................   $20,385   $16,299   $1,438     $1,224       $1,244    $  325
    Dividend income...................................         -         -        -          -            -     9,344
    Less: foreign taxes withheld......................         -         -        -          -            -         -
                                                         -------  -------- --------- ---------- ------------ ---------
        Total investment income.......................    20,385    16,299    1,438      1,224        1,244     9,669
                                                         -------  -------- --------- ---------- ------------ ---------
Expenses:
    Administration fees...............................       769       648       81         71           82       509
    Waiver of administration fees.....................         -         -        -        (26)         (46)        -
    Investment advisory fees..........................     1,495     1,259      180        158          147     1,981
    Waiver of investment advisory fees................         -         -        -          -          (38)        -
    Custodian/Transfer agent fees.....................        90        69       19         28           26        88
    Pricing fees......................................         3         3        3          1            2        20
    Professional fees.................................        69        53        8          7            5        42
    Registration fees.................................        20         7        3          1            1         7
    Trustee fees......................................        13        12        1          1            1         8
    Printing expenses.................................        51        40        5          4            2        24
    Amortization of deferred organizational
      costs...........................................         -         -        -          4            5         -
    Insurance and other fees..........................        21        36        1          -            1        10
                                                         -------  -------- --------- ---------- ------------ ---------
        Total expenses................................     2,531     2,127      301        249          188     2,689
                                                         -------  -------- --------- ---------- ------------ ---------
Net investment income.................................    17,854    14,172    1,137        975        1,056     6,980
                                                         -------  -------- --------- ---------- ------------ ---------
Net realized gain (loss) on securities sold...........    (1,037)        3      (15)        (7)          (2)   (2,336)
                                                         -------  -------- --------- ---------- ------------ ---------
Net realized loss on forward foreign currency
  contracts and foreign currency transactions.........         -         -        -          -            -         -
                                                         -------  -------- --------- ---------- ------------ ---------
Change in unrealized appreciation on forward
  foreign currency contracts, foreign currency
  and translation of other assets and liabilities in
  foreign currency....................................         -         -        -          -            -         -
                                                         -------  -------- --------- ---------- ------------ ---------
Change in unrealized appreciation (depreciation)
  on investment securities............................         -         -        -          -            -     5,135
                                                         -------  -------- --------- ---------- ------------ ---------
Net gain (loss) on investments........................    (1,037)        3      (15)        (7)          (2)    2,799
                                                         -------  -------- --------- ---------- ------------ ---------
Increase (decrease) in net assets resulting from
  operations..........................................   $16,817   $14,175   $1,122     $  968       $1,054    $9,779
                                                         -------  -------- --------- ---------- ------------ ---------

---------
(1) Commenced operations on July 1, 1994.
* Net of $10,000 change in accrued foreign withholding taxes.



    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------



                                                            NEW JERSEY PENNSYLVANIA               INTERNATIONAL
       SMALL CAP             SHORT/      FIXED    MUNICIPAL MUNICIPAL   MUNICIPAL   INTERNATIONAL     FIXED
GROWTH   VALUE   BALANCED INTERMEDIATE   INCOME     BOND       BOND        BOND        EQUITY        INCOME
 FUND    FUND    FUND(1)      FUND        FUND      FUND       FUND        FUND         FUND          FUND
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
$  188  $    40   $  329     $ 14,002   $ 17,273   $ 1,810    $ 5,583       $1,002       $    90       $ 3,270
 1,836      482      169            -          -         -          -            -           502             -
     -        -        -            -          -         -          -            -           (63)          (15)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 2,024      522      498       14,002     17,273     1,810      5,583        1,002           529         3,255
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
   242       44       19          408        453        59        183           34            62            81
     -        -      (13)           -          -       (26)       (78)         (22)            -             -
   939      217       72        1,360      1,511       198        610          114           311           362
     -        -      (34)           -          -       (31)        (2)         (47)            -             -
    56       41       19           62         66        34         46           29            85            86
     8        1        -           13         16         3          6            2            14             6
    21        3        2           36         40         5         16            3             7             7
     3        1        4            7          6         1          2            1             8             3
     2        1        -            8          7         1          3            1             1             1
    12        2        2           23         25         3         10            2             4             3
     -        4        1            -          -         -          4            6             5             5
     5        -        -            7          8         1          2            1             8             6
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 1,288      314       72        1,924      2,132       248        802          124           505           560
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
   736      208      426       12,078     15,141     1,562      4,781          878            24         2,695
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 1,391      970      144       (3,296)    (3,223)   (1,090)      (431)        (481)        2,720          (827)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
     -        -        -            -          -         -          -            -          (357)       (2,318)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
     -        -        -            -          -         -          -            -           124*           32
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 1,259   (2,226)     587       (4,916)   (11,359)     (353)    (3,631)        (238)       (5,307)        1,113
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 2,650   (1,256)     731       (8,212)   (14,582)   (1,443)    (4,062)        (719)       (2,820)       (2,000)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
$3,386  $(1,048)  $1,157     $  3,866   $    559   $   119    $   719       $  159       $(2,796)      $   695
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------

STATEMENT OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------
For the years ended February 28,





                                                            CASH RESERVE FUND          U.S. TREASURY FUND
                                                      ----------------------------- -----------------------
                                                         1995             1994         1995         1994
                                                      ----------      ------------  ----------   ----------
INVESTMENT OPERATIONS:
    Net investment income........................     $  17,854       $    12,186   $  14,172   $     9,185
    Net realized gain (loss) on securities sold..        (1,037)                2           2             3
                                                      ----------      ------------  ----------  -----------
        Increase in net assets resulting from
          investment operations..................        16,817            12,188      14,174         9,188
                                                      ----------      ------------  ----------  -----------
DISTRIBUTIONS:
    Net investment income........................       (17,854)          (12,186)    (14,172)       (9,185)
                                                      ----------      ------------  ----------  -----------
        Total distributions......................       (17,854)          (12,186)    (14,172)       (9,185)
                                                      ----------      ------------  ----------  -----------
SHARE TRANSACTIONS:
    Shares issued................................       749,041           997,057     904,680     1,266,098
    Shares reinvested in lieu of cash
      distributions..............................           440               184         203            90
    Shares redeemed..............................      (742,657)       (1,025,246)   (916,643)   (1,235,303)
                                                      ----------      ------------  ----------  -----------
        Increase (decrease) in net assets from
          capital share transactions.............         6,824           (28,005)    (11,762)       30,885
                                                      ----------      ------------  ----------  -----------
        Contribution of capital from affiliate...           887                 -           -             -
                                                      ----------      ------------  ----------  -----------
        Total increase (decrease) in net assets..         6,674           (28,003)    (11,760)       30,888
                                                      ----------      ------------  ----------  -----------
NET ASSETS:
        Beginning of period......................       428,649           456,652     377,276       346,388
                                                      ----------      ------------  ----------  -----------
        End of period............................     $ 435,323       $   428,649   $ 365,516   $   377,276
                                                      ==========      ============  ==========  ===========


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


                             NEW JERSEY           PENNSYLVANIA
    MUNICIPAL MONEY        MUNICIPAL MONEY       MUNICIPAL MONEY
         FUND                   FUND                  FUND
----------------------- --------------------- ---------------------
   1995        1994        1995       1994       1995       1994
----------- ----------- ---------- ---------- ---------- ----------
$    1,137   $   1,223   $    975   $    703   $  1,056   $    348
       (15)        (21)        (7)         -         (2)         -
----------- ----------- ---------- ---------- ---------- ----------
     1,122       1,202        968        703      1,054        348
----------- ----------- ---------- ---------- ---------- ----------
    (1,137)     (1,223)      (975)      (703)    (1,056)      (348)
----------- ----------- ---------- ---------- ---------- ----------
    (1,137)     (1,223)      (975)      (703)    (1,056)      (348)
----------- ----------- ---------- ---------- ---------- ----------
   117,594     382,594     70,309     53,796     94,308     52,320
        10          11         64         31         17          5
  (119,744)   (425,385)   (66,164)   (53,255)   (85,499)   (30,767)
----------- ----------- ---------- ---------- ---------- ----------
    (2,140)    (42,780)     4,209        572      8,826     21,558
----------- ----------- ---------- ---------- ---------- ----------
         -           -          -          -          -          -
----------- ----------- ---------- ---------- ---------- ----------
    (2,155)    (42,801)     4,202        572      8,824     21,558
----------- ----------- ---------- ---------- ---------- ----------
    47,407      90,208     39,408     38,836     26,654      5,096
----------- ----------- ---------- ---------- ---------- ----------
$   45,252   $  47,407   $ 43,610   $ 39,408   $ 35,478   $ 26,654
=========== =========== ========== ========== ========== ==========

STATEMENT OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------
For the years ended February 28,



                                                        EQUITY INCOME          GROWTH          SMALL CAP VALUE    BALANCED
                                                            FUND                FUND               FUND(1)        FUND(2)
                                                     ------------------- ------------------- -------------------- --------
                                                       1995      1994      1995      1994      1995       1994      1995
                                                     --------- --------- --------- --------- ---------- --------- --------
INVESTMENT ACTIVITIES:
  Net investment income............................. $  6,980  $  7,515  $    736  $    855  $    208   $    148  $   426
  Net realized gain (loss) on securities sold.......   (2,336)   41,208     1,391     3,193       970      2,567      144
  Change in unrealized appreciation (depreciation)
    on investment securities........................    5,135   (10,640)   1,259      2,905    (2,226)       123      587
                                                     --------- --------- --------- --------- ---------- --------- --------
    Increase (decrease) in net assets from
      operations....................................    9,779    38,083     3,386     6,953    (1,048)     2,838    1,157
                                                     --------- --------- --------- --------- ---------- --------- --------
DISTRIBUTIONS:
  Net investment income.............................   (6,918)   (7,523)     (789)     (734)     (210)      (153)    (426)
  Net realized gains................................  (23,258)  (16,519)   (3,216)   (4,165)   (1,457)    (2,095)     (14)
  In excess of net realized gains...................        -         -         -      (480)        -          -        -
                                                     --------- --------- --------- --------- ---------- --------- --------
    Total distributions.............................  (30,176)  (24,042)   (4,005)   (5,379)   (1,667)    (2,248)    (440)
                                                     --------- --------- --------- --------- ---------- --------- --------
SHARE TRANSACTIONS:
  Proceeds from shares issued.......................   64,959    93,961    35,581    38,391    27,932     16,075   23,513
  Dividends reinvested in lieu of cash
    distributions...................................   24,070    18,186     3,390     4,735     1,390      1,882      103
  Value of shares redeemed..........................  (61,887)  (41,083)  (49,615)  (47,974)  (22,494)   (15,567)    (400)
                                                     --------- --------- --------- --------- ---------- --------- --------
    Increase (decrease) in net assets from share
      transactions..................................   27,142    71,064   (10,644)   (4,848)    6,828      2,390   23,216
                                                     --------- --------- --------- --------- ---------- --------- --------
    Total increase (decrease) in net assets.........    6,745    85,105   (11,263)   (3,274)    4,113      2,980   23,933
                                                     --------- --------- --------- --------- ---------- --------- --------
NET ASSETS:
  Beginning of period...............................  282,144   197,039   150,602   153,876    22,280     19,300        -
                                                     --------- --------- --------- --------- ---------- --------- --------
  End of period..................................... $288,889  $282,144  $139,339  $150,602  $ 26,393   $ 22,280  $23,933
                                                     ========= ========= ========= ========= ========== ========= ========
    SHARE ISSUED AND REDEEMED:
        Shares issued...............................    5,236     7,483     3,258     3,454     2,413      1,301    2,353
        Shares issued in dividend
          reinvestment..............................    2,089     1,472       324       433       129        158       10
        Shares redeemed.............................   (5,163)   (3,260)   (4,518)   (4,331)   (1,950)    (1,257)     (40)
                                                     --------- --------- --------- --------- ---------- --------- --------
        Net shares issued (redeemed)................    2,162     5,695      (936)     (444)      592        202    2,323
                                                     ========= ========= ========= ========= ========== ========= ========

(1) Formerly the Aggressive Equity Fund
(2) Commenced operations on July 1, 1994
(3) Commenced operations on August 31, 1993


    The accompanying notes are an integral part of the financial statements.

                                                       The Compass Capital Group

-------------------------------------------------------------------------------




                                                               NEW JERSEY        PENNSYLVANIA
SHORT/INTERMEDIATE     FIXED INCOME       MUNICIPAL BOND     MUNICIPAL BOND     MUNICIPAL BOND
       FUND                FUND                FUND               FUND              FUND(3)
------------------- ------------------- ------------------ ------------------- -----------------
  1995      1994      1995      1994      1995      1994     1995      1994      1995     1994
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
$ 12,078  $ 12,640  $ 15,141  $ 13,917  $  1,562  $ 1,424  $  4,781  $  3,784  $   878  $   338
  (3,296)    1,541    (3,223)    4,806    (1,090)     823      (431)      108     (481)     (17)
  (4,916)   (5,373)  (11,359)   (6,300)     (353)  (1,000)   (3,631)     (513)    (238)    (265)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
   3,866     8,808       559    12,423       119    1,247       719     3,379      159       56
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (12,044)  (12,640)  (15,108)  (13,917)   (1,558)  (1,421)   (4,773)   (3,784)    (879)    (342)
    (470)   (1,200)     (968)   (4,715)     (376)    (723)      (73)     (187)       -        -
       -         -         -         -         -        -         -         -        -        -
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (12,514)  (13,840)  (16,076)  (18,632)   (1,934)  (2,144)   (4,846)   (3,971)    (879)    (342)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
  34,390   132,070    31,547    93,524     8,262   18,362    21,923    73,255    4,515   21,895
   6,046     8,757     4,989     8,275       475      710     1,934     1,729      101       30
 (98,249)  (53,591)  (49,290)  (31,296)  (13,728)  (5,301)  (34,227)  (10,207)  (7,038)  (1,773)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (57,813)   87,236   (12,754)   70,503    (4,991)  13,771   (10,370)   64,777   (2,422)  20,152
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (66,461)   82,204   (28,271)   64,294    (6,806)  12,874   (14,497)   64,185   (3,142)  19,866
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 268,235   186,031   272,409   208,115    35,556   22,682   111,354    47,169   19,866        -
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
$201,774  $268,235  $244,138  $272,409  $ 28,750  $35,556  $ 96,857  $111,354  $16,724  $19,866
========= ========= ========= ========= ========= ======== ========= ========= ======== ========
   3,361    12,377     3,114     8,506       808    1,658     2,019     6,417      473    2,186
     597       823       499       757        48       64       180       152       11        3
  (9,629)   (5,034)   (4,890)   (2,843)   (1,355)    (478)   (3,191)     (895)    (753)    (176)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
  (5,671)    8,166    (1,277)    6,420      (499)   1,244      (992)    5,674     (269)   2,013
========= ========= ========= ========= ========= ======== ========= ========= ======== ========

STATEMENT OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------------------

                                                                                                            INTERNATIONAL
                                                                                    INTERNATIONAL EQUIT     FIXED INCOME
                                                                                           FUND                 FUND
                                                                                    ------------------ ---------------------
                                                                                      1995      1994     1995         1994
                                                                                    --------- -------- --------     --------
INVESTMENT ACTIVITIES:
    Net investment income..........................................................  $    24   $   23   $2,695       $2,608
    Net realized gain (loss) on securities sold....................................    2,720    1,516     (827)       1,909
    Net realized gain (loss) on forward foreign currency contracts and foreign
      currency transactions........................................................     (357)    (148)  (2,318)       1,001
    Change in unrealized appreciation (depreciation) on forward foreign currency contracts, foreign currency, and translation of other assets and liabilities
      in foreign currency..........................................................      124*    (208)      32       (1,315)
    Change in unrealized appreciation (depreciation) on investment securities......   (5,307)   5,136    1,113         (130)
                                                                                    --------- -------- --------    --------
        Increase (decrease) in net assets from operations..........................   (2,796)   6,319      695        4,073
                                                                                    --------- -------- --------    --------
DISTRIBUTIONS:
    Net investment income..........................................................        -      (30)    (570)      (3,474)
    Net realized gains.............................................................   (2,565)    (778)  (1,055)        (850)
                                                                                    --------- -------- --------    --------
        Total distributions........................................................   (2,565)    (808)  (1,625)      (4,324)
                                                                                    --------- -------- --------    --------
SHARE TRANSACTIONS:
    Proceeds from shares issued....................................................   11,521   16,452    7,438       11,860
    Dividends reinvested in lieu of cash distributions.............................    2,543      765    1,240        2,385
    Value of shares redeemed.......................................................   (6,989)  (2,968)  (8,979)      (5,363)
                                                                                    --------- -------- --------    --------
        Increase (decrease) in net assets from share transactions..................    7,075   14,249     (301)       8,882
                                                                                    --------- -------- --------    --------
        Total increase (decrease) in net assets....................................    1,714   19,760   (1,231)       8,631
                                                                                    --------- -------- --------    --------
NET ASSETS:
    Beginning of period............................................................   33,223   13,463   46,888       38,257
                                                                                    --------- -------- --------    --------
    End of period..................................................................  $34,937  $33,223  $45,657      $46,888
                                                                                    ========= ======== ========    ========
    SHARE ISSUED AND REDEEMED:
        Shares issued..............................................................      837    1,270      717        1,068
        Shares issued in dividend reinvestment.....................................      203       59      122          215
        Shares redeemed............................................................     (518)    (224)    (861)        (474)
                                                                                    --------- -------- --------    --------
        Net shares issued (redeemed)...............................................      522    1,105      (22)         809
                                                                                    ========= ======== ========    ========

---------
* Net of $10,000 change in accrued foreign withholding taxes.


    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS                                  THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------
For the period ended February 28, 1995

For a Share Outstanding Throughout each Period.

                                                                                        RATIO     RATIO OF
                                                                                          OF        NET
                                                                               RATIO   EXPENSES    INCOME
                                                                     RATIO OF OF NET      TO         TO
           NET               DISTRIBUTIONS    NET              NET   EXPENSES INCOME   AVERAGE    AVERAGE
          ASSET                  FROM        ASSET           ASSETS     TO      TO       NET        NET
          VALUE       NET         NET        VALUE           END OF  AVERAGE  AVERAGE   ASSETS     ASSETS
        BEGINNING INVESTMENT  INVESTMENT      END    TOTAL   PERIOD    NET      NET   (EXCLUDING (EXCLUDING
        OF PERIOD   INCOME      INCOME     OF PERIOD RETURN   (000)   ASSETS  ASSETS   WAIVERS)   WAIVERS)
        --------- ---------- ------------- --------- ------ -------- -------- ------- ---------- ----------
---------------------------------
CASH RESERVE FUND
---------------------------------
1995        $1.00      $0.04       $(0.04)     $1.00  4.28% $435,323    0.59%   4.18%      0.59%      4.18%
1994         1.00       0.03        (0.03)      1.00  2.80   428,649    0.59    2.76       0.59       2.76
1993         1.00       0.03        (0.03)      1.00  3.30   456,652    0.59    3.24       0.59       3.24
1992         1.00       0.05        (0.05)      1.00  5.42   435,591    0.59    5.25       0.59       5.25
1991         1.00       0.08        (0.08)      1.00  7.84   408,815    0.58    7.57       0.59       7.56
1990         1.00       0.09        (0.09)      1.00  8.93   365,174    0.58    8.58       0.60       8.56
1989(1)      1.00       0.08        (0.08)      1.00  7.16*  381,082    0.47    7.49       0.56       7.40

---------------------------------
U.S. TREASURY FUND
---------------------------------
1995        $1.00      $0.04       $(0.04)     $1.00  4.06% $365,516    0.59%   3.94%      0.59%      3.94%
1994         1.00       0.03        (0.03)      1.00  2.63   377,276    0.59    2.60       0.59       2.60
1993         1.00       0.03        (0.03)      1.00  3.00   346,388    0.62    3.10       0.62       3.10
1992         1.00       0.05        (0.05)      1.00  5.21   958,671    0.56    4.95       0.56       4.95
1991         1.00       0.07        (0.07)      1.00  7.50   434,436    0.56    7.25       0.57       7.24
1990         1.00       0.08        (0.08)      1.00  8.56   215,195    0.59    8.24       0.61       8.22
1989(2)      1.00       0.07        (0.07)      1.00  6.75*  129,971    0.50*   7.14*      0.56*      7.08*

---------------------------------
MUNICIPAL MONEY FUND
---------------------------------
1995        $1.00      $0.03       $(0.03)     $1.00  2.55%  $45,252    0.67%   2.53%      0.67%      2.53%
1994         1.00       0.02        (0.02)      1.00  1.98    47,407    0.62    1.94       0.62       1.94
1993         1.00       0.03        (0.03)      1.00  2.48    90,208    0.67    2.45       0.67       2.45
1992         1.00       0.04        (0.04)      1.00  3.95    56,932    0.67    4.05       0.69       4.03
1991         1.00       0.06        (0.06)      1.00  5.67   176,209    0.61    5.54       0.63       5.52
1990         1.00       0.06        (0.06)      1.00  6.17   127,419    0.65    6.00       0.68       5.97
1989(1)      1.00       0.05        (0.05)      1.00  4.35*  123,300    0.57    5.03       0.66       4.94

---------------------------------
NEW JERSEY MUNICIPAL MONEY FUND
---------------------------------
1995        $1.00      $0.02       $(0.02)     $1.00  2.46%  $43,610    0.63%   2.46%      0.70%      2.39%
1994         1.00       0.02        (0.02)      1.00  1.79    39,408    0.65    1.77       0.72       1.70
1993         1.00       0.02        (0.02)      1.00  2.19    38,836    0.73    2.17       0.76       2.14
1992(3)      1.00       0.02        (0.02)      1.00  3.53*   35,005    0.47*   3.44*      0.62*      3.29*

---------------------------------
PENNSYLVANIA MUNICIPAL MONEY FUND
---------------------------------
1995        $1.00      $0.03       $(0.03)     $1.00  2.71%  $35,478    0.48%   2.68%      0.69%      2.47%
1994         1.00       0.02        (0.02)      1.00  2.25    26,654    0.22    2.35       0.80       1.77
1993         1.00       0.03        (0.03)      1.00  2.49     5,096    0.67    2.53       0.87       2.33
1992(4)      1.00       0.02        (0.02)      1.00  3.72*   22,145    0.58*   3.42*      0.62*      3.38*

                     Footnotes on page 67 following table

   The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------
For the period ended February 28, 1995

For a Share Outstanding Throughout each Period.




                              REALIZED            DISTRIBUTIONS
           NET                   AND      -----------------------------  NET
          ASSET              UNREALIZED                      IN EXCESS  ASSET
          VALUE       NET     GAINS OR      NET               OF NET    VALUE
        BEGINNING INVESTMENT (LOSSES) ON INVESTMENT CAPITAL  REALIZED  END OF  TOTAL
        OF PERIOD   INCOME   INVESTMENTS   INCOME    GAINS     GAINS   PERIOD  RETURN
        --------- ---------- ----------- ---------- -------- --------- ------ ---------
------------------------
EQUITY INCOME FUND
------------------------
1995       $12.71      $0.30     $ 0.14     $(0.30)  $(0.99)        -  $11.86    3.87%
1994        11.94       0.38       1.63      (0.39)   (0.85)        -   12.71   16.78
1993        11.77       0.39       0.48      (0.39)   (0.31)        -   11.94    7.71
1992        11.12       0.45       1.24      (0.46)   (0.58)        -   11.77   16.07
1991         9.93       0.45       1.17      (0.43)       -         -   11.12   16.87
1990(5)     10.00       0.32      (0.07)     (0.32)       -         -    9.93    7.79*

------------------------
GROWTH FUND
------------------------
1995       $11.31      $0.06     $ 0.22     $(0.06)  $(0.27)   $    -  $11.26    2.75%
1994        11.19       0.05       0.46      (0.05)   (0.30)    (0.04)  11.31    4.74
1993        11.36       0.13       0.26      (0.13)   (0.43)        -   11.19    3.49
1992        11.72       0.21       1.35      (0.21)   (1.71)        -   11.36   14.93
1991        10.28       0.22       1.44      (0.22)       -         -   11.72   16.40
1990(5)     10.00       0.23       0.27      (0.22)       -         -   10.28    6.70*

------------------------
SMALL CAP VALUE FUND
------------------------
1995       $12.33      $0.10     $(0.70)    $(0.10)  $(0.62)        -  $11.01   (4.70)%
1994        12.03       0.09       1.57      (0.09)   (1.27)        -   12.33   14.50
1993        12.01       0.05       0.10      (0.04)   (0.09)        -   12.03    1.42
1992(3)     10.00       0.04       2.01      (0.04)       -         -   12.01   32.73*

------------------------
BALANCED FUND
------------------------
1995(6)    $10.00      $0.27     $ 0.30     $(0.27)       -         -  $10.30    8.94%*

------------------------
SHORT/INTERMEDIATE FUND
------------------------
1995       $10.47      $0.55     $(0.33)    $(0.55)  $(0.02)        -  $10.12    2.27%
1994        10.67       0.59      (0.14)     (0.59)   (0.06)        -   10.47    3.71
1993        10.47       0.67       0.32      (0.67)   (0.12)        -   10.67    9.77
1992        10.17       0.70       0.34      (0.70)   (0.04)        -   10.47   10.58
1991         9.96       0.75       0.20      (0.74)       -         -   10.17    9.89
1990(5)     10.00       0.56      (0.05)     (0.55)       -         -    9.96    6.96*

------------------------
FIXED INCOME FUND
------------------------
1995       $10.66      $0.61     $(0.56)    $(0.61)  $(0.04)        -  $10.06    0.65%
1994        10.88       0.62      (0.01)     (0.62)   (0.21)        -   10.66    5.38
1993        10.52       0.71       0.66      (0.72)   (0.29)        -   10.88   13.69
1992        10.11       0.76       0.47      (0.76)   (0.06)        -   10.52   12.62
1991         9.84       0.79       0.26      (0.78)       -         -   10.11   11.18
1990(5)     10.00       0.53      (0.19)     (0.50)       -         -    9.84    4.54*




                                                           RATIO    RATIO OF
                                                            OF         NET
                                            RATIO        EXPENSES    INCOME
                                  RATIO OF  OF NET          TO         TO
                            NET   EXPENSES  INCOME        AVERAGE    AVERAGE
                          ASSETS    TO        TO            NET        NET
                          END OF  AVERAGE   AVERAGE       ASSETS     ASSETS    PORTFOLIO
                          PERIOD    NET       NET        (EXCLUDING (EXCLUDING TURNOVER
                           (000)  ASSETS     ASSETS       WAIVERS)   WAIVERS)     RATE
                         -------- -------- ------------ ---------- ---------- ---------
------------------------
EQUITY INCOME FUND
------------------------
1995                   $288,889   0.95%    2.47%          0.95%      2.47%     57.96%
1994                    282,144   0.93     3.06           0.93       3.06     156.21
1993                    197,039   1.00     3.33           1.00       3.33      70.84
1992                    142,052   0.96     4.04           0.96       4.04     111.52
1991                     82,167   0.94     4.65           0.98       4.61      98.75
1990(5)                  32,115   0.93*    4.29*          1.06*      4.16*     54.08

------------------------
GROWTH FUND
------------------------
1995                   $139,339   0.96%    0.55%          0.96%      0.55%     46.28%
1994                    150,602   0.94     0.56           0.94       0.56     153.03
1993                    153,876   0.98     1.14           0.98       1.14     114.83
1992                    115,473   1.00     1.80           1.00       1.80     144.16
1991                    113,335   0.92     2.08           0.96       2.04      91.32
1990(5)                  81,998   0.90*    2.72*          1.00*      2.62*     41.69

------------------------
SMALL CAP VALUE FUND
------------------------
1995                    $26,393   1.30%    0.86%          1.30%      0.86%     15.84%
1994                     22,280   1.31     0.72           1.31       0.72      49.34
1993                     19,300   1.38     0.45           1.38       0.45      43.00
1992(3)                  16,237   1.22*    0.65*          1.27*      0.60*      9.08

------------------------
BALANCED FUND
------------------------
1995(6)                 $23,933   0.70%*       4.10%*     1.15%*     3.65%*    30.63%

------------------------
SHORT/INTERMEDIATE FUND
------------------------
1995                   $201,774   0.85%    5.33%          0.85%      5.33%     53.66%
1994                    268,235   0.84     5.02           0.84       5.02      58.80
1993                    186,031   0.88     6.28           0.88       6.28      25.95
1992                    128,225   0.85     6.90           0.85       6.90      57.81
1991                     77,996   0.84     7.44           0.88       7.40      42.86
1990(5)                  25,695   0.88*    7.41*          0.98*      7.31*      2.46

------------------------
FIXED INCOME FUND
------------------------
1995                   $244,138   0.85%    6.02%          0.85%      6.02%     34.69%
1994                    272,409   0.83     5.53           0.83       5.53      49.41
1993                    208,115   0.87     6.62           0.87       6.62      36.88
1992                    150,594   0.89     7.66           0.89       7.66     120.70
1991                    110,935   0.82     7.97           0.86       7.93      63.33
1990(5)                  71,228   0.82*    7.10*          0.98*      6.94*     12.97


    The accompanying notes are an integral part of the financial statements.

                                                      THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


                                                DISTRIBUTIONS
                              REALIZED    ----------------------------
           NET                   AND                            IN      NET
          ASSET              UNREALIZED                       EXCESS   ASSET
          VALUE       NET     GAINS OR      NET               OF NET   VALUE
        BEGINNING INVESTMENT (LOSSES) ON INVESTMENT CAPITAL  REALIZED END OF  TOTAL
        OF PERIOD   INCOME   INVESTMENTS   INCOME    GAINS    GAINS   PERIOD  RETURN
        --------- ---------- ----------- ---------- -------- -------- ------ -----------
---------------------------------
MUNICIPAL BOND FUND
---------------------------------
1995       $10.79      $0.49     $(0.39)    $(0.49)  $(0.12)       -  $10.28    1.17%
1994        11.06       0.51      (0.03)     (0.51)   (0.24)       -   10.79    4.35
1993        10.43       0.51       0.64      (0.52)       -        -   11.06   11.42
1992        10.25       0.60       0.19      (0.60)   (0.01)       -   10.43    8.40
1991         9.99       0.64       0.23      (0.61)       -        -   10.25    8.96
1990(7)     10.00       0.14      (0.02)     (0.13)       -        -    9.99    4.81*

---------------------------------
NEW JERSEY MUNICIPAL BOND FUND
---------------------------------
1995       $11.31      $0.51     $(0.36)    $(0.51)  $(0.01)       -  $10.94    1.49%
1994        11.30       0.54       0.04      (0.54)   (0.03)       -   11.31    5.18
1993        10.46       0.52       0.85      (0.53)       -        -   11.30   13.48
1992(3)     10.00       0.34       0.45      (0.33)       -        -   10.46   12.33*

---------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
---------------------------------
1995       $ 9.87      $0.44     $(0.28)    $(0.44)       -        -   $9.59    1.81%
1994(8)     10.00       0.21      (0.13)     (0.21)       -        -    9.87    1.53*

---------------------------------
INTERNATIONAL EQUITY FUND
---------------------------------
1995       $13.79      $0.01     $(0.93)      $  -   $(0.95)  $    -  $11.92   (6.99)%
1994        10.32       0.03       3.88      (0.03)   (0.41)       -   13.79   38.19
1993        10.62       0.09      (0.34)     (0.05)       -        -   10.32   (2.35)
1992(3)     10.00       0.02       0.63          -        -    (0.03)  10.62    9.88*

---------------------------------
INTERNATIONAL FIXED INCOME FUND
---------------------------------
1995       $10.75      $0.62     $(0.48)    $(0.13)  $(0.24)   $   -  $10.52    1.50%
1994        10.76       0.65       0.46      (0.90)   (0.22)       -   10.75   10.24
1993        10.21       0.52       0.47      (0.30)   (0.14)       -   10.76    9.55
1992(3)     10.00       0.31       0.26          -    (0.06)   (0.30)  10.21    8.92*

                                     RATIO      RATIO OF
                                       OF         NET
                            RATIO   EXPENSES     INCOME
                  RATIO OF  OF NET     TO          TO
          NET     EXPENSES  INCOME   AVERAGE     AVERAGE
        ASSETS       TO       TO       NET         NET
        END OF     AVERAGE  AVERAGE   ASSETS      ASSETS   PORTFOLIO
        PERIOD       NET      NET   (EXCLUDING  (EXCLUDING TURNOVER
         (000)      ASSETS  ASSETS   WAIVERS)    WAIVERS)    RATE
        --------  -------- ------  -----------  ---------- -----------
---------------------------------
MUNICIPAL BOND FUND
---------------------------------
1995         $ 28,750    0.75%   4.75%      0.93%      4.57%    60.86%
1994           35,556    0.69    4.66       0.96       4.39     80.70
1993           22,682    1.01    4.80       1.30       4.49    144.89
1992           11,299    0.75    5.81       1.31       5.25    114.78
1991            7,516    0.32    6.33       1.40       5.25     30.21
1990(7)         2,620    0.39*   5.85*      1.56*      4.68*     0.00

---------------------------------
NEW JERSEY MUNICIPAL BOND FUND
---------------------------------
1995         $ 96,857    0.79%   4.71%      0.87%      4.63%    28.43%
1994          111,354    0.38    4.75       0.86       4.27     12.05
1993           47,169    0.48    5.04       1.04       4.48     16.09
1992(3)        10,673    0.52*   5.35*      1.29*      4.58*     0.00

---------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
---------------------------------
1995         $ 16,724    0.65%   4.63%      1.01%      4.27%    48.91%
1994(8)        19,866    0.22*   4.27*      0.85*      3.64*    30.68

---------------------------------
INTERNATIONAL EQUITY FUND
---------------------------------
1995         $ 34,937    1.46%   0.07%      1.46%      0.07%    47.68%
1994           33,223    1.59    0.11       1.59       0.11     51.30
1993           13,463    1.63    0.91       1.63       0.91     80.72
1992(3)        12,427    1.56*   0.25*      1.61*      0.20*    22.26

---------------------------------
INTERNATIONAL FIXED INCOME FUND
---------------------------------
1995         $ 45,657    1.24%   5.96%      1.24%      5.96%   130.64%
1994           46,888    1.38    6.00       1.38       6.00    128.14
1993           38,257    1.30    6.31       1.30       6.31    115.25
1992(3)        27,744    1.33*   6.79*      1.37*      6.75*   110.13
----------------

 * Annualized.

(1) Commenced operations on March 1, 1988.
(2) Commenced operations on March 24, 1988.
(3) Commenced operations on July 1, 1991.
(4) Commenced operations on August 15, 1991.
(5) Commenced operations on May 31, 1989.
(6) Commenced operations on July 1, 1994.
(7) Commenced operations on December 1, 1989.
(8) Commenced operations on August 31, 1993.





    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------
February 28, 1995



1. ORGANIZATION:

   The Compass Capital Group (the "Group") was organized on October 1, 1987, and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company established as a Massachusetts business trust.

   The Group is authorized to issue an unlimited number of shares which are units of beneficial interest without par value. The Group presently offers shares of the Cash Reserve Fund, U.S. Treasury Fund, Municipal Money Fund, New Jersey Municipal Money Fund, Pennsylvania Municipal Money Fund, Equity Income Fund, Growth Fund, Balanced Fund, Small Cap Value Fund (formerly Aggressive Equity), Short/Intermediate Fund, Fixed Income Fund, Municipal Bond Fund, New Jersey Municipal Bond Fund, Pennsylvania Municipal Bond Fund, International Equity Fund and International Fixed Income Fund (referred to as a "Fund" or collectively as the "Funds"). Sales of shares of the Group may be made to customers of Midlantic Bank N.A. ("Midlantic"), and to the general public. Effective August 27, 1994, Midlantic National Bank, the investment adviser to the Group, merged with Continental Bank and changed its name to Midlantic Bank, N.A.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Group in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

   Securities Valuation - Investments in equity securities which are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Option contracts are valued at the last quoted bid price quoted on the primary exchange or board of trade which such option contracts are stated. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Foreign securities in the International Equity Fund and International Fixed Income Fund (the "International Funds") are valued based upon quotations from the primary market in which they are traded. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Restricted and illiquid securities for which quotations are not readily available are valued at fair value using methods determined in good faith as approved by the Board of Trustees.

   Security Transactions and Related Income - Security transactions are accounted on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis.


                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------




Dividend income is recorded on the ex-dividend date. Gains or losses realized on sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds. Market discounts and premiums are not amortized for financial reporting and Federal income tax purposes in the taxable variable net asset value funds. Market premiums and original issue discounts are amortized for financial reporting and Federal income tax purposes in the Municipal Bond Fund, New Jersey Municipal Bond Fund, and Pennsylvania Municipal Bond Fund.

Repurchase Agreements - The Group may enter into repurchase agreements with member banks of the Federal Deposit Insurance Corporation ("FDIC") with capital, surplus and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements) and from registered broker/dealers whom Midlantic deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Group plus interest negotiated on the basis of current short-term rates.

Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty.

The Group may also invest in tri-party repurchase agreements. Securities held as collateral for tri-party repurchase agreements are maintained in a segregated account by the broker's custodian bank until maturity of the repurchase agreement.

If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.

Distributions to Shareholders - Distributions from net investment income are declared daily and paid monthly for the money market funds. Distributions from net investment income are declared and paid monthly for the variable net asset value funds, excluding the Small Cap Value Fund which is paid quarterly and the International Funds which are paid twice annually. Any net realized capital gains are declared and distributed to shareholders at least annually.

Differences between undistributed net investment income or accumulated net capital gains for financial reporting and tax purposes, if permanent, are required to be reclassified to/from paid in capital.

Federal Income Taxes - It is the intention of the Group to continue to qualify as a regulated investment company for Federal income tax purposes and distribute all of its taxable income and net capital gains. Accordingly, no provision for Federal income taxes is required.


                                   Continued

Notes to Financial Statements
-------------------------------------------------------------------
February 28, 1995




Foreign Currency Translation - The books and records of the International Funds are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

(I) market value of investment securities, assets and liabilities at the current rate of exchange; and

(II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The International Funds do not isolate that portion of gains and losses on investment securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

The International Funds report certain foreign currency related transactions as components of realized and unrealized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

Forward Foreign Currency Contracts - The International Funds enter into forward foreign currency contracts as a hedge against either specific transactions or portfolio positions. These contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded as unrealized until the contract settlement date. Such contracts, which protect the value of a Fund's investment securities against a decline in the value of currency, do not eliminate fluctuations in the underlying prices of the securities. They simply establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.

The aggregate principal amounts of the contracts are not recorded as the Funds intend to settle the contracts prior to delivery.

Other - Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Group are prorated to the Funds on the basis of relative net assets.



                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


3. PURCHASES AND SALES OF SECURITIES:

   Purchases and sales of securities (excluding short-term and U.S. Government securities) for the period ended February 28, 1995 were as follows:

                                   PURCHASES   SALES
                                     (000)     (000)
                                   --------- --------
Equity Income Fund................  $164,247 $161,787
Growth Fund.......................    60,422   81,242
Small Cap Value Fund..............     9,473    3,712
Balanced Fund.....................    16,372    3,398
Short/Intermediate Fund...........    37,876   55,497
Fixed Income Fund.................    34,404   49,965
Municipal Bond Fund...............    19,676   30,965
New Jersey Municipal Bond Fund....    28,269   34,325
Pennsylvania Municipal Bond Fund..     8,902    8,841
International Equity Fund.........    18,310   15,395
International Fixed Income Fund...    54,465   53,855

Purchases and sales of U.S. Government securities were:

                                   PURCHASES   SALES
                                     (000)     (000)
                                   ---------  -------
Balanced Fund............             $8,572   $1,101
Short/Intermediate Fund..             70,018   95,269
Fixed Income Fund........             43,792   38,074

4. RELATED PARTY TRANSACTIONS:

   SEI Financial Management Corporation (the "Administrator") serves the Group as Administrator. Under the terms of the administration agreement between the Group and the Administrator, the Administrator earns an annual fee of .18% of the daily net assets of the Funds. SEI Financial Services Company (the "Distributor") serves the Group as Distributor pursuant to a distribution agreement between the Group and the Distributor. The Distributor receives no fee for its services.

   Investment advisory services are provided to the Group by Midlantic. Under the terms of the investment advisory agreement, Midlantic is entitled to receive fees based on a percentage of the average net assets of the Funds. The advisory fee is equal to .35% of the average daily net assets of the Cash Reserve Fund and U.S. Treasury Fund; .40% of the Municipal Money Fund, New Jersey Municipal Money Fund and Pennsylvania Municipal Money Fund; .60% of the




                                   Continued

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------
February 28, 1995



   Short/Intermediate Fund, Fixed Income Fund, Municipal Bond Fund, New Jersey Municipal Bond Fund and Pennsylvania Municipal Bond Fund; .70% of the Growth Fund, Equity Income Fund and Balanced Fund; .80% of the International Fixed Income Fund; and .90% of the Small Cap Value Fund and International Equity Fund.

   The Administrator and the Adviser have voluntarily agreed to waive a portion of their fee on certain portfolios so that total expenses of such portfolios will not exceed certain annual expense limitations.

   Fisher Investments, Inc., Morgan Grenfell Investment Services Limited and Seligman Henderson Co. have entered into subadvisory agreements with Midlantic as subadvisors for the Small Cap Value Fund, International Fixed Income Fund and International Equity Fund, respectively. Wellington Management Company has also entered into a subadvisory agreement with Midlantic for the Equity Income Fund and Growth Fund.

   During the period ended February 28, 1995, Midlantic Corporation, an affiliate of the Adviser, purchased a security from the Cash Reserve Fund for $5,000,000 which represented the amortized cost and carrying value of the security. The securities aggregate market value was $4,112,500 at the time of purchase. In connection with this transaction the Fund recorded a realized loss of $887,500 on the sale of the security in the statement of operations along with offsetting capital contribution from the affiliate. The transaction did not change the net asset value of the Fund.

5. INVESTMENT TRANSACTIONS:

   At February 28, 1995 the total cost of securities and the net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial reporting purposes. The aggregate unrealized appreciation and depreciation information at February 28, 1995 for each variable net asset value fund is as follows:

                                    EQUITY              SMALL               SHORT/      FIXED
                                    INCOME    GROWTH  CAP VALUE BALANCED INTERMEDIATE  INCOME
                                     (000)    (000)     (000)    (000)      (000)       (000)
                                   --------- -------- --------- -------- ------------ ---------
Aggregate gross unrealized
  appreciation.................     $24,040  $15,696    $3,041    $ 795      $   842   $ 2,315
Aggregate gross unrealized
  depreciation.................     (10,756)  (4,438)   (2,885)    (208)      (3,663)   (7,483)
                                   --------- -------- --------- -------- ------------ ---------
Net unrealized
  appreciation/(depreciation)..     $13,284  $11,258    $  156    $ 587      $(2,821)  $(5,168)
                                   ========= ======== ========= ======== ============ =========

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------




                                MUNICIPAL   NEW JERSEY    PENNSYLVANIA  INTERNATIONAL INTERNATIONAL
                                  BOND    MUNICIPAL BOND MUNICIPAL BOND    EQUITY     FIXED INCOME
                                  (000)       (000)          (000)          (000)         (000)
                                --------- -------------- -------------- ------------- -------------
Aggregate gross unrealized
  appreciation.................    $ 189        $ 1,009          $  25       $ 2,783        $1,777
Aggregate gross unrealized
  depreciation.................     (471)        (2,666)          (528)       (2,190)         (368)
                                --------- -------------- -------------- ------------- -------------
Net unrealized
  appreciation/(depreciation)..    $(282)       $(1,657)         $(503)      $   593        $1,409
                                ========= ============== ============== ============= =============

6. CAPITAL LOSS CARRYFORWARDS:

   Under current tax law, capital losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ending February 29, 1996. Additionally, the following capital losses realized by the funds as of February 28, 1995 are available to offset future net capital gains through the following fiscal years:

                               DEFERRED CAPITAL
                                LOSSES   LOSSES EXPIRATION
FUND                             (000)   (000)     DATE
-----                          -------- ------- ----------
Cash Reserve..................       -   $  150       2003
Municipal Money...............       -       19       2003
Municipal Money...............       -       16       2002
Municipal Money...............       -      305       2001
New Jersey Municipal Money....       -        7       2003
Pennsylvania Municipal Money..       -        2       2003
Equity Income.................       -      225       2003
Growth........................    2,299      -          -
International Fixed Income....       -      459       2003
Short/Intermediate............    1,045   2,251       2003
Fixed Income..................    1,010   2,214       2003
Municipal Bond................      369     722       2003
New Jersey Municipal Bond.....       55     378       2003
Pennsylvania Municipal Bond...      410      89       2003

                                   Continued

Notes to Financial Statements
-------------------------------------------------------------------------------
February 28, 1995




7. FORWARD FOREIGN CURRENCY CONTRACTS

   A summary of forward foreign currency contracts that were outstanding at February 28, 1995 is as follows:

                                                                                   NET
                                               CONTRACTS TO                     UNREALIZED
                               SETTLEMENT        DELIVER/                     APPRECIATION/
                                 DATES            RECEIVE     IN EXCHANGE FOR (DEPRECIATION)
                           ----------------- ---------------- --------------- --------------
                                  INTERNATIONAL EQUITY FUND
Foreign Currency Sale           04/20/95      JY  378,070,000     $ 3,850,000     $ (87,770)
                                                              --------------- --------------
                               INTERNATIONAL FIXED INCOME FUND


Foreign Currency Sales          03/08/95      NZ    1,600,000     $ 1,021,440     $   8,857
                           03/14/95-04/21/95  DM   12,480,000       8,165,044      (409,269)
                           03/14/95-05/16/95  JY  740,000,000       7,542,623      (171,377)
                                03/14/95      SP  260,000,000       1,963,598       (72,331)
                                03/15/95      FF   10,500,000       1,938,342      (107,923)
                           04/21/95-05/16/95  UK    1,465,000       2,280,766       (27,628)
                           04/21/95-05/16/95  IT2,920,000,000       1,782,389        41,989
                                04/25/95      CA    1,100,000         770,470       (17,116)
                                                              --------------- --------------
                                                                  $25,464,672     $(754,798)
                                                              =============== ==============

Foreign Currency Purchases      03/08/95      NZ      700,000     $   440,538     $   2,467
                                03/14/95      DM      330,000         219,124         7,395
                                03/14/95      SP  260,000,000       1,981,481        54,448
                                04/25/95      CA    1,100,000         774,806        12,780
                                                              --------------- --------------
                                                                  $ 3,415,949     $  77,090
                                                              =============== ==============
                                                                                  $(677,708)
                                                                              ==============

CURRENCY LEGEND
--------------------
CA Canadian Dollar
DM German Marks
FF French Francs
IT Italian Lira
JY Japanese Yen
NZ New Zealand Dollar
SP Spanish Pesetas
UK British Pounds Sterling

To the Shareholders and Trustees of
 The Compass Capital Group:

We have audited the accompanying statements of net assets of the Cash Reserve Fund, the U.S. Treasury Fund, the Municipal Money Fund, the New Jersey Municipal Money Fund, the Pennsylvania Municipal Money Fund, the Equity Income Fund, the Growth Fund, the Small Cap Value Fund, the Balanced Fund, the Short/Intermediate Fund, the Fixed Income Fund, the Municipal Bond Fund, the New Jersey Municipal Bond Fund, and the Pennsylvania Municipal Bond Fund, and the schedules of investments and statements of assets and liabilities of the Growth Fund, the International Equity Fund, and the International Fixed Income Fund of the Compass Capital Group (the "Group"), as of February 28, 1995 and the related statements of operations for the year then ended, and the statement of changes in net assets and the financial highlights for each of the respective periods presented. These financial statements and the financial highlights are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of February 28, 1995, by correspondence with the Fund's custodian and brokers, or other auditing procedures where correspondence from brokers was not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds comprising the Compass Capital Group as of February 28, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years then ended and the financial highlights for each of the respective periods presented in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.
---------------------------
COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 14, 1995